                                                                     Exhibit 2.1











                          AGREEMENT AND PLAN OF MERGER

                                      among

                        Millennium Pharmaceuticals, Inc.,

                                 PGM Corporation

                                       and

                             COR Therapeutics, Inc.

                                December 5, 2001

                                TABLE OF CONTENTS


                                                                                                               PAGE

ARTICLE I           THE MERGER....................................................................................1
   Section 1.01     Effective Time of the Merger..................................................................1
   Section 1.02     Closing.......................................................................................2
   Section 1.03     Effects of the Merger.........................................................................2
   Section 1.04     Directors.....................................................................................2

ARTICLE II          CONVERSION OF SECURITIES......................................................................3
   Section 2.01     Conversion of Capital Stock...................................................................3
   Section 2.02     Exchange of Certificates......................................................................5

ARTICLE III         REPRESENTATIONS AND WARRANTIES OF CRIMSON.....................................................8
   Section 3.01     Organization of COR...........................................................................9
   Section 3.02     COR Capital Structure.........................................................................9
   Section 3.03     Authority; No Conflict; Required Filings and Consents........................................11
   Section 3.04     SEC Filings; Financial Statements............................................................13
   Section 3.05     No Undisclosed Liabilities...................................................................13
   Section 3.06     Absence of Certain Changes or Events.........................................................14
   Section 3.07     [Intentionally Omitted]......................................................................14
   Section 3.08     [Intentionally Omitted]......................................................................14
   Section 3.09     Taxes........................................................................................14
   Section 3.10     Properties...................................................................................15
   Section 3.11     Suppliers....................................................................................16
   Section 3.12     Intellectual Property........................................................................16
   Section 3.13     Agreements, Contracts and Commitments........................................................17
   Section 3.14     Product Liability; Litigation................................................................18
   Section 3.15     Environmental Matters........................................................................18
   Section 3.16     Employee Benefit Plans.......................................................................19
   Section 3.17     Compliance With Laws.........................................................................21
   Section 3.18     Preclinical Testing and Clinical Trials......................................................21
   Section 3.19     Certain Regulatory Matters...................................................................21
   Section 3.20     Tax Matters..................................................................................22
   Section 3.21     Registration Statement; Proxy Statement/Prospectus...........................................22
   Section 3.22     Labor Matters................................................................................23
   Section 3.23     Insurance....................................................................................23
   Section 3.24     No Existing Discussions......................................................................24
   Section 3.25     Opinion of Financial Advisor.................................................................24
   Section 3.26     Section 203 of the DGCL and Business Combination Provisions of Certificate of Incorporation
                    Not Applicable...............................................................................24
   Section 3.27     Rights Agreement.............................................................................24
   Section 3.28     Broker Fees..................................................................................25


ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF Millennium AND SUB.........................................25
   Section 4.01     Organization of Millennium and Sub...........................................................26
   Section 4.02     Millennium Capital Structure.................................................................26
   Section 4.03     Authority; No Conflict; Required Filings and Consents........................................26
   Section 4.04     SEC Filings; Financial Statements............................................................28
   Section 4.05     No Undisclosed Liabilities...................................................................28
   Section 4.06     Absence of Certain Changes or Events.........................................................29
   Section 4.07     Litigation...................................................................................29
   Section 4.08     Compliance With Laws.........................................................................29
   Section 4.09     Tax Matters..................................................................................29
   Section 4.10     Intellectual Property........................................................................29
   Section 4.11     Agreements, Contracts and Commitments........................................................30
   Section 4.12     Product Liability............................................................................31
   Section 4.13     Environmental Matters........................................................................31
   Section 4.14     Employee Benefits Plans......................................................................31
   Section 4.15     Preclinical Testing and Clinical Trials......................................................33
   Section 4.16     Certain Regulatory Matters...................................................................33
   Section 4.17     Registration Statement; Proxy Statement/Prospectus...........................................34
   Section 4.18     Operations of Sub............................................................................34
   Section 4.19     Opinion of Financial Advisor.................................................................34
   Section 4.20     Broker's Fees................................................................................34

ARTICLE V           CONDUCT OF BUSINESS..........................................................................35
   Section 5.01     Covenants of COR.............................................................................35
   Section 5.02     Covenants of Millennium......................................................................38
   Section 5.03     Cooperation..................................................................................39
   Section 5.04     Confidentiality..............................................................................39

ARTICLE VI          ADDITIONAL AGREEMENTS........................................................................39
   Section 6.01     No Solicitation..............................................................................39
   Section 6.02     Proxy Statement/Prospectus; Registration Statement...........................................42
   Section 6.03     Nasdaq Quotation.............................................................................42
   Section 6.04     Access to Information........................................................................42
   Section 6.05     Stockholders Meetings........................................................................43
   Section 6.06     Legal Conditions to Merger...................................................................44
   Section 6.07     Public Disclosure............................................................................45
   Section 6.08     Tax-Free Reorganization......................................................................45
   Section 6.09     Affiliate Agreements.........................................................................45
   Section 6.10     Nasdaq Listing...............................................................................46
   Section 6.11     Stock Plans..................................................................................46
   Section 6.12     Indemnification..............................................................................47
   Section 6.13     Notification of Certain Matters..............................................................47
   Section 6.14     Stockholder Litigation.......................................................................48
   Section 6.15     Employee Matters.............................................................................48
   Section 6.16     401(k) Plan..................................................................................48
   Section 6.17     Exemption from Liability Under Section 16(b).................................................48
   Section 6.18     Board Representation.........................................................................49
   Section 6.19     Indentures...................................................................................49


ARTICLE VII         CONDITIONS TO MERGER.........................................................................49
   Section 7.01     Conditions to Each Party's Obligation To Effect the Merger...................................49
   Section 7.02     Additional Conditions to Obligations of Millennium and Sub...................................50
   Section 7.03     Additional Conditions to Obligations of COR..................................................51

ARTICLE VIII        TERMINATION AND AMENDMENT....................................................................52
   Section 8.01     Termination..................................................................................52
   Section 8.02     Effect of Termination........................................................................54
   Section 8.03     Fees and Expenses............................................................................55
   Section 8.04     Amendment....................................................................................57
   Section 8.05     Extension; Waiver............................................................................57

ARTICLE IX          MISCELLANEOUS................................................................................58
   Section 9.01     Nonsurvival of Representations, Warranties and Agreements....................................58
   Section 9.02     Notices......................................................................................58
   Section 9.03     Interpretation...............................................................................59
   Section 9.04     Counterparts.................................................................................59
   Section 9.05     Entire Agreement; No Third Party Beneficiaries...............................................59
   Section 9.06     Governing Law; Submission to Jurisdiction....................................................59
   Section 9.07     Other Remedies; Specific Performance.........................................................60
   Section 9.08     Assignment...................................................................................60
   Section 9.09     Severability.................................................................................60
   Section 9.10     Waiver of Jury Trial.........................................................................60

Exhibit A         Form of COR Voting Agreement
Exhibit B         Form of Millennium Voting Agreement
Exhibit C         Amendment to COR Rights Agreement
Exhibit D         Form of Affiliate Agreement to be executed by COR Affiliates

                             TABLE OF DEFINED TERMS


                                                                               CROSS REFERENCE
 TERMS                                                                           IN AGREEMENT
 -----                                                                         --------------

 Acquisition Proposal......................................................    Section 6.01(a)
 Affiliate.................................................................    Section 6.09
 Affiliate Agreements......................................................    Section 6.09
 Agreement.................................................................    Preamble
 Alternative Transaction...................................................    Section 8.03(i)
 Antitrust Laws............................................................    Section 6.06(b)
 Bankruptcy and Equity Exception...........................................    Section 3.03(a)
 Certificate of Merger.....................................................    Section 1.01
 Certificates..............................................................    Section 2.02(b)
 Closing...................................................................    Section 1.02
 Closing Date..............................................................    Section 1.02
 Code......................................................................    Preamble
 Confidentiality Agreement.................................................    Section 5.04
 Constituent Corporations..................................................    Section 1.03
 COR.......................................................................    Preamble
 COR 401(k) Plan...........................................................    Section 6.16
 COR Balance Sheet ........................................................    Section 3.04(b)
 COR Common Stock .........................................................    Section 2.01(a)
 COR Convertible Notes.....................................................    Section 3.02(a)
 COR Disclosure Schedule ..................................................    Article III
 COR Employee Plans........................................................    Section 3.16(a)
 COR Employees.............................................................    Section 6.15
 COR Insiders..............................................................    Section 6.17(c)
 COR Intellectual Property Rights..........................................    Section 3.12(b)
 COR Material Adverse Effect ..............................................    Article III
 COR Material Contracts ...................................................    Section 3.13(a)
 COR Meeting ..............................................................    Section 3.21
 COR Preferred Stock.......................................................    Section 3.02(a)
 COR Programs..............................................................    Article III
 COR Rights ...............................................................    Section 3.02(a)
 COR Rights Plan...........................................................    Section 3.02(a)
 COR SEC Reports ..........................................................    Section 3.04(a)
 COR Stock Options.........................................................    Section 3.02(a)
 COR Stock Plans ..........................................................    Section 3.02(a)
 COR Voting Agreements.....................................................    Preamble
 COR Voting Proposal ......................................................    Section 6.05(a)
 DGCL......................................................................    Section 1.01
 Effective Time............................................................    Section 1.01
 Environmental Law.........................................................    Section 3.15(b)
 ERISA.....................................................................    Section 3.16(a)
 ERISA Affiliate...........................................................    Section 3.16(e)
 ESPP......................................................................    Section 6.11(d)
 Exchange Act..............................................................    Section 3.03(c)


 Exchange Agent............................................................    Section 2.02(a)
 Exchange Fund.............................................................    Section 2.02(a)
 Exchange Ratio............................................................    Section 2.01(a)
 FDA.......................................................................    Section 3.18
 GCP.......................................................................    Section 3.19(b)
 GLP.......................................................................    Section 3.19(b)
 GMP.......................................................................    Section 3.19(b)
 Goldman Sachs.............................................................    Section 3.25
 Governmental Entity.......................................................    Section 3.03(c)
 Hazardous Substance.......................................................    Section 3.15(c)
 HSR Act...................................................................    Section 3.03(c)
 Indemnified Parties.......................................................    Section 6.12(a)
 Intellectual Property Rights..............................................    Section 3.12(b)
 IRS.......................................................................    Section 3.09(c)
 Joint Proxy Statement.....................................................    Section 3.21
 Leases....................................................................    Section 3.10
 Millennium................................................................    Preamble
 Millennium 401(k) Plan....................................................    Section 6.16
 Millennium Balance Sheet..................................................    Section 4.04(b)
 Millennium Common Stock...................................................    Section 2.01(a)
 Millennium Disclosure Schedule............................................    Article IV
 Millennium Employee Plans.................................................    Section 4.14(a)
 Millennium Intellectual Property Rights...................................    Section 4.10(a)
 Millennium Knowledge Parties..............................................    Article IV
 Millennium Material Adverse Effect........................................    Article IV
 Millennium Material Contract..............................................    Section 4.11(a)
 Millennium Meeting........................................................    Section 3.21
 Millennium Preferred Stock................................................    Section 4.02
 Millennium Rights.........................................................    Section 4.02
 Millennium Rights Agreement...............................................    Section 4.02
 Millennium SEC Reports....................................................    Section 4.04(a)
 Millennium Stock Plans....................................................    Section 4.02
 Millennium Voting Agreements..............................................    Preamble
 Millennium Voting Proposal................................................    Section 6.05(b)
 Merger....................................................................    Preamble
 Merger Shares.............................................................    Section 2.01(a)
 Morgan Stanley............................................................    Section 4.19
 Order.....................................................................    Section 7.01(e)
 Outside Date..............................................................    Section 8.01(b)
 Parent....................................................................    Section 3.01
 Phase II Products.........................................................    Section 4.10(a)
 Registration Statement....................................................    Section 3.21
 Regulation M-A Filing.....................................................    Section 3.21
 Representatives...........................................................    Section 6.01(a)
 Rule 145..................................................................    Section 6.09
 SEC.......................................................................    Section 3.03(c)


 Section 16 Information....................................................    Section 6.17(b)
 Securities Act............................................................    Section 3.03(c)
 Sub.......................................................................    Preamble
 Subsidiary................................................................    Section 3.01
 Superior Proposal.........................................................    Section 6.01(a)
 Surviving Corporation.....................................................    Section 1.03
 Tax.......................................................................    Section 3.09(b)
 Tax Returns...............................................................    Section 3.09(b)
 Taxes.....................................................................    Section 3.09(b)
 Third Party...............................................................    Section 8.03(i)
 Third Party Licenses......................................................    Section 3.12(a)

                          AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (the "Agreement"), dated as of December 5, 2001, by and among Millennium Pharmaceuticals, Inc., a Delaware corporation ("Millennium"), PGM Corporation, a Delaware corporation and a direct, wholly-owned, newly-formed subsidiary of Millennium ("Sub"), and COR Therapeutics, Inc., a Delaware corporation ("COR").

         WHEREAS, the Boards of Directors of Millennium and COR deem it advisable and in the best interests of each corporation and its respective stockholders that Millennium and COR combine in order to advance the long-term business interests of Millennium and COR;

         WHEREAS, the combination of Millennium and COR shall be effected by the terms of this Agreement through a merger of Sub into COR, as a result of which the stockholders of COR will become stockholders of Millennium and COR will become a wholly-owned subsidiary of Millennium (the "Merger");

         WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to the parties' willingness to enter into this Agreement, Millennium and certain officers and directors of COR who are stockholders of COR have executed Voting Agreements in favor of Millennium in the form attached hereto as EXHIBIT A (the "COR Voting Agreements") and COR and certain officers and directors of Millennium who are stockholders of Millennium have executed Voting Agreements in favor of COR in the form attached hereto as EXHIBIT B (the "Millennium Voting Agreements"); and

         WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and this Agreement shall constitute a plan of reorganization pursuant to Section 368(a) of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below, the parties agree as follows:

                                   ARTICLE I

                                   THE MERGER

         Section 1.01 EFFECTIVE TIME OF THE MERGER. Subject to the provisions of this Agreement, a certificate of merger in such form as is required by the relevant provisions of the Delaware General Corporation Law ("DGCL") (the "Certificate of Merger") shall be duly executed and acknowledged by the Surviving Corporation (as defined in Section 1.03) and thereafter delivered to the Secretary of State of the State of Delaware for filing, immediately after the Closing (as defined in Section 1.02). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as is established by Millennium and COR and set forth in the Certificate of Merger in accordance with the DGCL (the "Effective Time").

         Section 1.02 CLOSING. The closing of the Merger (the "Closing") will take place at 10:00 a.m., Boston time, on a date to be specified by Millennium and COR (the "Closing Date"), which shall be no later than the fifth business day after satisfaction or waiver of the conditions set forth in Article VII (other than delivery of items to be delivered at the Closing and other than satisfaction of those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the delivery of such items and the satisfaction or waiver of such conditions at the Closing), at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, unless another date, place or time is agreed to in writing by Millennium and COR.

         Section 1.03 EFFECTS OF THE MERGER. Subject to the terms and conditions of this Agreement, and pursuant to the provisions of the DGCL, at the Effective Time (i) the separate existence of Sub shall cease and Sub shall be merged with and into COR (Sub and COR are sometimes referred to herein as the "Constituent Corporations" and COR following the Merger is sometimes referred to herein as the "Surviving Corporation"), (ii) the Certificate of Incorporation of COR as in effect on the date of this Agreement shall be amended so that Article FOURTH of such Certificate of Incorporation reads in its entirety as follows: "The total number of shares of all classes of stock which the Corporation shall have authority to issue is 1,000, all of which shall consist of common stock, $.01 par value per share," and, as so amended, such Certificate of Incorporation shall be the Certificate of Incorporation of the Surviving Corporation, until further amended in accordance with the DGCL and (iii) the By-laws of Sub as in effect immediately prior to the Effective Time shall be amended to change all references to the name of Sub to refer to the name of COR, and, as so amended, such By-laws shall be the By-laws of the Surviving Corporation, until further amended in accordance with the DGCL. The Merger shall have the effects set forth in Section 259 of the DGCL.

         Section 1.04 DIRECTORS. The directors of Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation.

         Section 1.05 ALTERNATIVE STRUCTURE OF MERGER. At the election of Millennium prior to December 21, 2001 and after concluding reasonably and in good faith that it would be obligated to take the actions described in Schedule
1.05 if the Merger was not restructured in the manner described in this Section 1.05, and with the prior written consent of COR which shall not be unreasonably withheld, the Merger may be structured so that COR shall be merged with and into Millennium with the result that Millennium shall be the "Surviving Corporation." If the Merger is so structured, (i) the inaccuracy of any representation or warranty of COR or Millennium, which representation or warranty is or becomes inaccurate directly or indirectly as the result of Millennium, rather than COR, being the Surviving Corporation, shall not be deemed to be a breach of such representation or warranty, (ii) the failure by COR or Millennium to perform or comply with a covenant or agreement: (A) that arose as a result of Millennium, rather than COR, being the Surviving Corporation (including any covenant contained in this Section 1.05), or (B) to the extent that the failure occurred directly or indirectly as a result of Millennium, rather than COR, being the Surviving Corporation, shall not be deemed to be a breach of or failure to comply with such covenant or agreement, (iii) any condition to the obligation of COR or Millennium to effect the Merger which is not satisfied, or any termination right that becomes available, directly or indirectly as a direct or indirect result of Millennium, rather than COR, being the Surviving Corporation, shall be deemed satisfied or unavailable, as the case may be, and
(iv) the other provisions of this Agreement relating to the Merger (including without limitation Section 1.03 and 1.04) shall be deemed to be appropriately modified to reflect such alternative structure. Without limiting the foregoing, COR acknowledges and agrees that (A) in the event that the Merger is structured as set forth in this Section 1.05, the Millennium Voting Proposal shall be defined to also include the adoption of this Agreement and the approval of the Merger, and that the vote required thereby shall be the affirmative vote of the holders of a majority of the shares of Millennium Common Stock outstanding on the record date for the Millennium Meeting at which a quorum is present, and (B) it shall not have the right to withhold its consent to the structuring of the Merger as set forth in this Section 1.05 in whole or in part because of such change in the Millennium Voting Proposal. If the Merger is structured as set forth in this Section 1.05, Millennium and COR agree to (I) use all commercially reasonable efforts to obtain all consents necessary, and otherwise cause the satisfaction of all conditions to the obligations of COR and Millennium to effect the Merger without giving effect to the provisions of clause (iii) of the second sentence of this Section, and (II) enter into agreements and other instruments reasonably requested by Millennium or COR, including if necessary an amendment to this Agreement, to effect such structure. If COR provides Millennium with a written legal opinion of Cooley Godward LLP or another law firm reasonably acceptable to Millennium, in a form reasonably acceptable to Millennium, indicating in substance that Millennium would not be obligated to take the actions described in Schedule 1.05 if the Merger remained structured in the manner described in Section 1.03, the ability to restructure the Merger in the manner described in this Section 1.05 shall terminate.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         Section 2.01 CONVERSION OF CAPITAL STOCK.

                (a) CAPITAL STOCK OF SUB; CANCELLATION OF TREASURY STOCK AND MILLENNIUM OWNED STOCK; EXCHANGE RATIO. As of the Effective Time, by virtue of the Merger and without any action on the part of COR or Sub or the holder of any shares of capital stock of COR or capital stock of Sub:

                  (i) Each issued and outstanding share of the capital stock of Sub shall cease to be outstanding, shall cease to exist and shall be converted into and become one fully paid and nonassessable shares of common stock of the Surviving Corporation.

                  (ii) All shares of common stock, $.0001 par value per share, of COR ("COR Common Stock") that are owned by COR as treasury stock or by any wholly-owned Subsidiary (as defined in Section 3.01) of COR and any shares of COR Common Stock owned by Millennium, Sub or any other wholly-owned Subsidiary of Millennium shall be cancelled and retired and shall cease to exist and no stock of Millennium or other consideration shall be delivered in exchange therefor. Any shares of common stock, $.001 par value per share, of Millennium ("Millennium Common Stock") owned by COR shall be unaffected by the Merger.

                  (iii) Subject to Section 2.02, each issued and outstanding share of COR Common Stock (other than shares to be cancelled in accordance with Section 2.01(a)(ii)), shall be converted into the right to receive 0.9873 shares (the "Exchange Ratio") of Millennium Common Stock (collectively, the "Merger Shares"). All such shares of COR Common Stock, when so converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive shares of Millennium Common Stock and any cash in lieu of fractional shares of Millennium Common Stock to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.02, without interest.

                  (iv) Notwithstanding anything to the contrary contained in this Agreement, if and only if the "Actual Signing Date Number of Shares" (as defined below) exceeds the "Maximum Signing Date Number of Shares" (as defined below), then the Exchange Ratio shall be equal to the product of: (1) the number that would have otherwise constituted the Exchange Ratio but for this Section 2.01(a)(iv); MULTIPLIED BY (2) a fraction, the numerator of which shall be the Maximum Signing Date Number of Shares, and the denominator of which shall be the Actual Signing Date Number of Shares. In no event shall such fraction be greater than one. Notwithstanding the foregoing, in the event that the Actual Signing Date Number of Shares exceeds the Maximum Signing Date Number of Shares by less than 37,500 shares, the provisions of this
         Section 2.01(a)(iv) shall not apply to adjust the Exchange Ratio. For purposes of this Section 2.01(a)(iv):

         (A) the "Actual Signing Date Number of Shares" shall be equal to the sum of:

                  (1) the number of shares of COR Common Stock outstanding as of the date of this Agreement (even if such number is different from the number represented by COR in
                           Section 3.02); and

                  (2) the number of shares of COR Common Stock issuable upon the exercise of any COR Stock Options or COR Convertible Notes (even if such number is different from the number represented by COR in Section 3.02), in each case outstanding as of the date of this Agreement; and

         (B) the "Maximum Signing Date Number of Shares" shall be equal to 78,232,268 shares.

                (b) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be appropriately and proportionately adjusted to reflect fully the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Millennium Common Stock or COR

Common Stock), reorganization, reclassification, recapitalization or other like change with respect to Millennium Common Stock or COR Common Stock occurring (or for which a record date is established) after the date hereof and on or prior to the Effective Time.

                (c) UNVESTED STOCK. At the Effective Time, any unvested shares of COR Common Stock awarded to employees, directors or consultants pursuant to any of COR's plans or arrangements and outstanding immediately prior to the Effective Time shall be converted into unvested shares of Millennium Common Stock in accordance with the Exchange Ratio and shall remain subject to the same terms, restrictions and vesting schedule as in effect immediately prior to the Effective Time, except to the extent by their terms as in effect on the date of this Agreement such unvested shares of COR Common Stock vest at the Effective Time. All outstanding rights which COR may hold immediately prior to the Effective Time to repurchase unvested shares of COR Common Stock shall be assigned to Millennium in the Merger and shall thereafter be exercisable by Millennium upon the same terms and conditions in effect immediately prior to the Effective Time, except that the shares purchasable pursuant to such rights and the purchase price payable per share shall be appropriately adjusted to reflect the Exchange Ratio. COR shall take all steps necessary to cause the foregoing provisions of this Section 2.01(c) to occur.

         Section 2.02 EXCHANGE OF CERTIFICATES. The procedures for exchanging outstanding shares of COR Common Stock for Millennium Common Stock pursuant to the Merger are as follows:

                (a) EXCHANGE AGENT. At the Effective Time, Millennium shall deposit with a bank or trust company designated by Millennium (the "Exchange Agent"), for the benefit of the holders of shares of COR Common Stock, for exchange in accordance with this Section 2.02, through the Exchange Agent, certificates representing the shares of Millennium Common Stock issuable pursuant to Section 2.01 in exchange for outstanding shares of COR Common Stock and cash in an amount sufficient to make payments required pursuant to Section 2.02(e) (such shares of Millennium Common Stock and such cash being hereinafter referred to as the "Exchange Fund").

                (b) EXCHANGE PROCEDURES. As promptly as practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of COR Common Stock (the "Certificates") whose shares were converted pursuant to Section 2.01 into the right to receive shares of Millennium Common Stock (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Millennium may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for certificates representing shares of Millennium Common Stock (plus cash in lieu of fractional shares, if any, of Millennium Common Stock and any dividends or distributions as provided below). Upon surrender of a Certificate for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Millennium, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Millennium Common Stock which such holder has the right to receive pursuant to the provisions of this Article II plus cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c), and the Certificate so surrendered shall immediately be cancelled. In the event of a transfer of ownership of COR Common Stock which is not registered in the transfer records of COR, a certificate representing the proper number of shares of Millennium Common Stock plus cash in lieu of fractional shares pursuant to
Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c) may be issued or paid to a person other than the person in whose name the Certificate so surrendered is registered, if the Certificate representing such COR Common Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Millennium Common Stock plus cash in lieu of fractional shares pursuant to Section 2.02(e) and any dividends or distributions pursuant to Section 2.02(c) as contemplated by this Section 2.02.

                (c) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES. No dividends or other distributions declared or made after the Effective Time with respect to Millennium Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Millennium Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e) below until the holder of record of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be issued and paid to the record holder of the Certificate (i) certificates representing whole shares of Millennium Common Stock issued in exchange therefor, (ii) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Millennium Common Stock to which such holder is entitled pursuant to Section 2.02(e) below and the amount of dividends or other distributions with a record date after the Effective Time with respect to such whole shares of Millennium Common Stock with a payment date on or prior to such time of surrender, without interest, and
(iii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Millennium Common Stock.

                (d) NO FURTHER OWNERSHIP RIGHTS IN COR COMMON STOCK. All shares of Millennium Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms hereof (including any cash or dividends or other distributions paid pursuant to Sections 2.02(c) or 2.02(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of COR Common Stock, and from and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of COR Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this
Article II.

                (e) NO FRACTIONAL SHARES. No certificate or scrip representing fractional shares of Millennium Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a stockholder of Millennium. Notwithstanding any other provision of this Agreement, each holder of shares of COR Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Millennium Common Stock (after taking into account and aggregating all Certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Millennium Common Stock multiplied by the average of the last reported sale prices of Millennium Common Stock, as reported on the Nasdaq National Market, during the ten consecutive trading days ending on the last trading day prior to the Closing Date.

                (f) TERMINATION OF EXCHANGE FUND. Any portion of the Exchange Fund which remains undistributed to the stockholders of COR for 270 days after the Effective Time shall be delivered to Millennium, upon demand, and any stockholders of COR who have not previously complied with this Section 2.02 shall thereafter look only to Millennium for payment of their claim for Millennium Common Stock, any cash in lieu of fractional shares of Millennium Common Stock and any dividends or distributions with respect to Millennium Common Stock.

                (g) NO LIABILITY. To the extent permitted by applicable law, none of Millennium, Sub, COR, the Surviving Corporation, the Exchange Agent, or any of their respective officers, directors, employees, agents or counsel, shall be liable to any holder of shares of COR Common Stock or Millennium Common Stock, as the case may be, for such shares (or cash, dividends or distributions with respect thereto) properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any shares of Millennium Common Stock, and any cash payable to the holder of such Certificate pursuant to this
Article II or any dividends or distributions payable to the holder of such Certificate would otherwise escheat to or become the property of any governmental body or authority), any such shares of Millennium Common Stock or cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

                (h) WITHHOLDING RIGHTS. Each of Millennium and the Surviving Corporation shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of COR Common Stock such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Millennium, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of COR Common Stock in respect of which such deduction and withholding was made by the Surviving Corporation or Millennium, as the case may be.

                (i) LOST CERTIFICATES. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount (but not more than the market value) as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Millennium Common Stock and any cash in lieu of fractional shares, and unpaid dividends and distributions on shares of Millennium Common Stock deliverable in respect thereof pursuant to this Agreement.

                (j) AFFILIATES. Notwithstanding anything herein to the contrary, Certificates surrendered for exchange by any Affiliate (as defined in Section
6.09 below) of COR shall not be exchanged until Millennium has received an Affiliate Agreement (as defined in Section 6.09 below) from such Affiliate.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF CRIMSON

         Except as set forth in the disclosure schedule delivered by COR to Millennium on or before the date of this Agreement (the "COR Disclosure Schedule") (which COR Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this Article III and the disclosure in any section shall qualify (1) the corresponding section of this Article III and (2) other sections in this Article III to the extent that it is reasonably apparent that it also qualifies or applies to such other sections), COR represents and warrants to Millennium and Sub as follows in this Article III. As used in this Agreement, any reference to "COR's knowledge", "the knowledge of COR", "the best knowledge of COR", "of which COR is aware", or any similar expression shall mean the actual knowledge of Vaughn M. Kailian, President and Chief Executive Officer, Peter S. Roddy, Senior Vice President and Chief Financial Officer, Charles J. Homey, Executive Vice President, Research and Development, Lee M. Rauch, Senior Vice President, Corporate Development, and Patrick A. Broderick, Senior Vice President and General Counsel.

         For purposes of this Agreement, the term "COR Material Adverse Effect" means any material adverse change, event, circumstance, development or effect on
(a) the assets, business, financial condition, results of operations or prospects of COR and its Subsidiaries (as defined in Section 3.01 below) taken as a whole; or (b) the ability of COR to consummate the transactions contemplated by this Agreement; provided, however, that the following events shall not be deemed to be, and shall not be taken into account in determining whether there has been or whether there is likely or expected to be, a "COR Material Adverse Effect" on or with respect to COR and its Subsidiaries taken as a whole: (i) any adverse change in the stock price of COR in and of itself, as quoted on the Nasdaq National Market; (ii) any adverse change, event, circumstance, development or effect resulting from a change in general economic, industry or financial market conditions not substantially disproportionately affecting COR and its Subsidiaries taken as a whole; (iii) any change, event, circumstance, development or effect resulting from a breach of this Agreement by Millennium or Sub; (iv) any adverse change, event, circumstance, development or effect resulting from any acts of terrorism or war, including the events of September 11, 2001, fighting in Afghanistan, letters containing anthrax and similar circumstances; (v) any adverse change, event, circumstance, development or effect directly resulting from the announcement or pendency of the Merger; and (vi) any adverse change, event, circumstance, development or effect resulting from or relating to compliance with the terms of, or the taking of any action expressly required by, this Agreement. For the avoidance of doubt, the Parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary meanings, without regard to the meaning ascribed to COR Material Adverse Effect in the prior sentences of this paragraph or the meaning ascribed to Millennium Material Adverse Effect in Article IV below.

         Section 3.01 ORGANIZATION OF COR. COR and each of its Subsidiaries (as defined below) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to be material to COR and its Subsidiaries taken as a whole. Except as set forth in the COR SEC Reports (as defined in Section 3.04(a)) filed prior to the date hereof, neither COR nor any of its Subsidiaries directly or indirectly owns any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any corporation, partnership, joint venture or other business association or entity. As used in this Agreement, the word "Subsidiary" means, with respect to a person or entity (the "Parent"), any corporation or other organization, whether incorporated or unincorporated, of which (i) such Parent or any other Subsidiary of such Parent is a general partner or a managing member or (ii) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such Parent or by any one or more of its Subsidiaries, or by such Parent and one or more of its Subsidiaries. COR has made available to Millennium true and complete copies of the Certificate of Incorporation and By-Laws of COR and of the charter, by-laws or other organizational documents of each Subsidiary of COR.

         Section 3.02 COR CAPITAL STRUCTURE.

                (a) The authorized capital stock of COR consists of 120,000,000 shares of COR Common Stock and 5,000,000 shares of preferred stock, par value $.001 ("COR Preferred Stock"). The rights and privileges of each class of COR's capital stock are as set forth in COR's Certificate of Incorporation. As of December 3, 2001, (i) 55,706,426 shares of COR Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable, (ii) no shares of COR Common Stock were held in the treasury of COR or by Subsidiaries of COR, and (iii) no shares of COR Preferred Stock were issued and outstanding. All of the issued and outstanding COR Common Stock was issued in compliance with applicable federal and state securities laws. Between December 3, 2001 and the date hereof, (i) no shares of COR Common Stock or COR Preferred Stock were issued other than pursuant to the exercise of COR Stock Options (as defined below) or the conversion of COR Convertible Notes (as defined below), and (ii) no COR Stock Options have been issued or awarded. The COR Disclosure Schedule sets forth the following information:

                         (1) all issued and outstanding shares of COR Common
Stock that constitute restricted stock or that are otherwise subject to a repurchase or redemption right or right of first refusal in favor of COR; the name of the applicable stockholder, the lapsing schedule for any such shares, including the extent to which any such repurchase or redemption right or right of first refusal has lapsed as of the date of this Agreement, whether (and to what extent) the lapsing will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger, and whether such holder has the sole power to vote and dispose of such shares;

                         (2) as of December 3, 2001, the number of shares of COR
Common Stock reserved for future issuance pursuant to stock options granted and outstanding as of the date of this Agreement (other than options granted under the ESPP (as defined in Section 6.11(d) below)), and the plans and arrangements (whether written or unwritten) under which such options were granted (collectively, including the ESPP, the "COR Stock Plans"), a complete and accurate list of all holders of options outstanding as of December 3, 2001 to purchase shares of COR Common Stock (such outstanding options, the "COR Stock Options") under the COR Stock Plans (other than the ESPP), indicating with respect to each such COR Stock Option the employment status (e.g., employee or consultant) of the holder thereof, the number of shares of COR Common Stock subject to each such COR Stock Option, the exercise price, the date of grant, the expiration date and the vesting schedule for any such options, including the extent to which any such vesting has occurred as of the date of this Agreement, and whether (and to what extent) the vesting will be accelerated in any way by the transactions contemplated by this Agreement or by termination of employment or change in position following consummation of the Merger;

                         (3) the number of shares of COR Common Stock reserved
for future issuance pursuant to notes convertible into COR Common Stock outstanding as of the date of this Agreement (such notes, the "COR Convertible Notes") and the identity of the indentures relating to such COR Convertible Notes; and

                         (4) the number of shares of COR Preferred Stock
reserved for future issuance pursuant to the rights (the "COR Rights") issued and issuable under the Rights Agreement dated as of January 23, 1995 between COR and Chemical Trust Company of California as rights agent (the "COR Rights Plan") and the agreements or other documents under which the COR Rights were issued.

COR has made available to Millennium true and complete copies of all COR Stock Plans and the forms of all stock option agreements evidencing COR Stock Options granted under the COR Stock Plans or otherwise, the indentures and registration rights agreements pursuant to which any COR Convertible Notes were issued, all agreements under which any COR Rights were issued or are issuable and all agreements governing unvested shares of COR Common Stock and the vesting thereof. All shares of COR Common Stock or COR Preferred Stock issuable pursuant to the COR Stock Options, the COR Convertible Notes or the COR Rights, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable. All outstanding shares of COR Common Stock and all COR Stock Options, COR Convertible Notes and COR Rights were not, and all shares of COR Common Stock or COR Preferred Stock issuable pursuant to the COR Stock Options, the COR Convertible Notes or the COR Rights upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will not be, issued in violation of any purchase option, call option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the DGCL, COR's Certificate of Incorporation or By-Laws or any agreement to which COR is a party or is otherwise bound. There are no obligations, contingent or otherwise, of COR or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of COR Common Stock or any other capital stock of COR or any Subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such Subsidiary or any other entity. All of the outstanding shares of capital stock or other equity interests of each of COR's Subsidiaries are duly authorized, validly issued, fully paid and non-assessable and all such shares and other equity interests in any Subsidiary are owned by COR or another wholly-owned Subsidiary of COR free and clear of all security interests, liens, claims, pledges, agreements, limitations in COR's voting rights, charges or other encumbrances of any nature.

                (b) Except for the COR Common Stock outstanding as of the date of this Agreement, the COR Stock Plans, the COR Convertible Notes, the COR Rights and shares of capital stock and other securities of COR issued or issuable pursuant to the foregoing, (i) there are no equity securities of any class of COR or any of its Subsidiaries, or any security convertible or exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding, and (ii) there are no options, warrants, equity securities, calls, rights, commitments or agreements of any character to which COR or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound obligating COR or any of its Subsidiaries to issue, exchange, transfer, deliver or sell, or cause to be issued, exchanged, transferred, delivered or sold, additional shares of capital stock of or other equity interests in COR or any of its Subsidiaries or obligating COR or any of its Subsidiaries to grant, extend, accelerate the vesting of, otherwise modify or amend or enter into any such option, warrant, equity security, call, right, commitment or agreement. Neither COR nor any of its Subsidiaries has outstanding any stock appreciation rights, phantom stock, performance based rights or similar rights or obligations. To the best knowledge of COR, as of the date of this Agreement there are no voting trusts, proxies or other voting agreements or understandings with respect to the shares of capital stock of or other equity interests in COR or any of its Subsidiaries other than the COR Voting Agreements. Upon the consummation of the Merger, subject to compliance by Millennium with Sections 6.11 and 6.19 of this Agreement, all options, warrants, equity securities, calls, rights, commitments or agreements of any character to which COR or any of its Subsidiaries is a party or by which it or any of its Subsidiaries is bound relating to the issuance of COR securities or securities of any COR Subsidiary shall become rights to obtain solely shares of Millennium Common Stock.

                (c) There are no registration rights, and, other than the COR Rights Plan, there is no rights agreement, "poison pill" anti-takeover plan or other agreement or understanding to which COR or any of its Subsidiaries is a party or by which it or they are bound with respect to any equity security of any class of COR or any of its Subsidiaries or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

                (d) Assuming that the Millennium Common Stock is listed on the Nasdaq National Market and that there is no change to Section 262 of the DGCL after the date hereof, COR stockholders are not entitled to dissenters' or appraisal rights under applicable state law in connection with the Merger.

         Section 3.03 AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                (a) COR has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the COR Voting Agreements and the consummation of the transactions contemplated by this Agreement by COR have been duly authorized by all necessary corporate action on the part of COR and its Subsidiaries, subject only to the adoption of this Agreement and the approval of the Merger by COR's stockholders under the DGCL. Without limiting the generality of the preceding sentence, the board of directors of COR (at a meeting duly called and held) has (i) unanimously determined that the Merger is advisable and in the best interests of COR and its stockholders, (ii) unanimously authorized and approved the execution, delivery and performance of this Agreement by COR and unanimously approved the Merger,
(iii) unanimously recommended the adoption of this Agreement and the approval of the Merger by COR's stockholders and directed that this Agreement be submitted for consideration by COR's stockholders at a meeting of COR's stockholders, and
(iv) to the extent necessary, adopted a resolution having the effect of causing the Merger and the other transactions contemplated by this Agreement or the COR Voting Agreements not to be subject to the restrictions set forth in any state takeover law (including Section 203 of the DGCL) or similar law that might otherwise apply. This Agreement has been duly executed and delivered by COR and constitutes the valid and binding obligation of COR, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles (the "Bankruptcy and Equity Exception").

                (b) The execution and delivery of this Agreement by COR does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-Laws of COR, or the charter, by-laws, or other organizational document of any Subsidiary of COR, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, or constitute a change in control under, or require the payment of a penalty under or result in the imposition of any lien on COR's or any of its Subsidiaries' assets under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which COR or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to COR or any of its Subsidiaries or any of its or their properties or assets, except in the case of clauses (ii) or (iii) for any conflicts or violations which, individually or in the aggregate, are not reasonably likely to have a COR Material Adverse Effect.

                (c) No consent, approval, license, permit, waiver, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("Governmental Entity") is required by or with respect to COR or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, ("HSR Act") and the termination or expiration of the waiting period applicable thereto, (ii) the filing of the Certificate of Merger with the Delaware Secretary of State, (iii) the filing of the Joint Proxy Statement (as defined in Section 3.21 below) with the Securities and Exchange Commission (the "SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (iv) the filing of such reports or schedules under Section 13 of the Exchange Act and materials under Rule 165 and Rule 425 of the Securities Act of 1933, as amended (the "Securities Act") as may be required in connection with this Agreement and the transactions contemplated hereby, (v) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and (vi) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a COR Material Adverse Effect. The only COR stockholder vote required for the approval of the COR Voting Proposal (as defined in Section 6.05(a) below) is the affirmative vote of a majority of the outstanding shares of COR Common Stock on the record date for the COR Meeting (as defined in Section 3.21 below).

         Section 3.04 SEC FILINGS; FINANCIAL STATEMENTS.

                (a) Each registration statement, proxy statement, schedule or report required to be filed by COR or any of its Subsidiaries with the SEC since January 1, 1998 under the Securities Act or the Exchange Act (collectively, the "COR SEC Reports"), on the date filed (i) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. COR has made available to Millennium true and complete copies of all COR SEC Reports and all exhibits thereto or true and complete copies of such COR SEC Reports and exhibits are available on EDGAR. None of COR's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the COR SEC Reports was filed on a timely basis.

                (b) Except to the extent expressly stated therein, each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the COR SEC Reports (i) complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented the consolidated financial position of COR and its Subsidiaries as of the dates and the consolidated results of operations and cash flows of COR and its Subsidiaries for the periods indicated, consistent with the books and records of COR and its Subsidiaries, except that the unaudited interim financial statements were subject to normal and recurring year-end adjustments which were not expected to be material in amount. The unaudited consolidated balance sheet of COR as of September 30, 2001 contained in the COR Form 10-Q for the quarter ended September 30, 2001 is referred to herein as the "COR Balance Sheet."

         Section 3.05 NO UNDISCLOSED LIABILITIES. Except (i) as disclosed in the COR SEC Reports filed prior to the date hereof, (ii) for liabilities to perform its contractual obligations (which does not include liabilities for breach of such obligations), and (iii) for liabilities and obligations incurred since the date of the COR Balance Sheet in the ordinary course of business and consistent with past practice, COR and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate are reasonably likely to have a COR Material Adverse Effect.

         Section 3.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the COR SEC Reports filed prior to the date hereof, since the date of the COR Balance Sheet, COR and its Subsidiaries have conducted their respective businesses only in the ordinary course and in a manner consistent with past practice and, since that date, there has not been (i) any event, change, circumstance or development in the financial condition, results of operations, business, properties or prospects of COR and its Subsidiaries, taken as a whole that individually or in the aggregate has had, or is reasonably likely to have, a COR Material Adverse Effect; (ii) any material damage, destruction or loss (whether or not covered by insurance) with respect to COR or any of its Subsidiaries; (iii) any material change by COR or any of its Subsidiaries in its accounting methods not required pursuant to generally accepted accounting principles; (iv) any material revaluation by COR or any of its Subsidiaries of any of their assets; or (v) any other action or event that would have required the consent of Millennium pursuant to Section 5.01 of this Agreement had such action or event occurred after the date of this Agreement.

         Section 3.07 [Intentionally Omitted]

         Section 3.08 [Intentionally Omitted]

         Section 3.09 TAXES.

                (a) Except for such items which are not, individually or in the aggregate, reasonably likely to have a COR Material Adverse Effect: (i) COR and each of its Subsidiaries has timely filed all Tax Returns (as defined below) that it was required to file (taking into account applicable extensions), and all such Tax Returns were correct and complete except to the extent that such Tax Returns do not reflect unpaid Taxes (as defined below) for which accruals and reserves have been set forth on the COR Balance Sheet; (ii) COR and each of its Subsidiaries has paid on a timely basis all Taxes that were due (whether or not shown) on any such Tax Returns; (iii) the unpaid Taxes of COR and its Subsidiaries for Tax periods through the date of the COR Balance Sheet do not exceed the accruals and reserves for Taxes set forth on the COR Balance Sheet exclusive of any accruals and reserves for "deferred taxes" or similar items that reflect timing differences between Tax and financial accounting principles;
(iv) all Taxes attributable to periods from and after the date of the COR Balance Sheet have arisen in the ordinary course of business and are consistent with regard to type and amount with Taxes incurred in comparable historical periods; and (v) all Taxes that COR or any of its Subsidiaries is or was required by law to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Entity.

                (b) For purposes of this Agreement, (i) "Taxes" means all taxes, charges, fees, levies or other similar assessments or liabilities, including income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, services, transfer, withholding, employment, payroll and franchise taxes imposed by the United States of America or any state, local or foreign government, or any agency thereof, or other political subdivision of the United States or any such government, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof and (ii) "Tax Returns" means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes.

                (c) COR has made available to Millennium correct and complete copies of all federal income Tax Returns, examination reports and statements of deficiencies assessed against or agreed to by COR or any of its Subsidiaries since December 31, 1994. The federal income Tax Returns of COR and each of its Subsidiaries have been audited by the Internal Revenue Service ("IRS") or are closed by the applicable statute of limitations for all taxable years through December 31, 1994. No examination or audit of any Tax Return of COR or any of its Subsidiaries by any Governmental Entity is currently in progress or, to the knowledge of COR, threatened or contemplated. Neither COR nor any of its Subsidiaries has been informed by any Governmental Entity that the Governmental Entity believes that COR or any of its Subsidiaries was required to file any Tax Return that was not filed. Neither COR nor any of its Subsidiaries has waived any statute of limitations with respect to Taxes or agreed to an extension of time with respect to a Tax assessment or deficiency.

                (d) Neither COR nor any of its Subsidiaries: (i) is a "consenting corporation" within the meaning of Section 341(f) of the Code, and none of the assets of COR or any of its Subsidiaries is subject to an election under Section 341(f) of the Code; (ii) has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code; (iii) has made any payments, is obligated to make any payments, or is a party to any agreement that could obligate it to make any payments that may be treated as an "excess parachute payment" under Section 280G of the Code (without regard to Section 280G(b)(4)); (iv) has any actual or potential liability for any Taxes of any person (other than COR and its Subsidiaries) under Treasury Regulation
Section 1.1502-6 (or any similar provision of law in any jurisdiction), or as a transferee or successor, by contract, or otherwise; or (v) is or has been required to make a basis reduction pursuant to Treasury Regulation Section 1.1502-20(b) or Treasury Regulation Section 1.337(d)-2(b).

                (e) Neither COR nor any of its Subsidiaries has distributed to its shareholders or security holders stock or securities of a controlled corporation, nor has stock or securities of COR or any Subsidiary been distributed, in a transaction to which Section 355 of the Code applies (i) in the two years prior to the date of this Agreement or (ii) in a distribution that could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code).

         Section 3.10 PROPERTIES. The COR Disclosure Schedule sets forth a true and complete list of all real property leased by COR or its Subsidiaries (collectively "Leases") and the location of the premises. Neither COR nor any of its Subsidiaries nor, to COR's knowledge, any other party to any such Leases is in default under any of such Leases, except where the existence of such defaults, individually or in the aggregate, are not reasonably likely to have an COR Material

Adverse Effect. COR and its Subsidiaries do not own and have never owned any real property. Each of the Leases is in full force and effect and is enforceable in accordance with its terms and shall not cease to be in full force and effect as a result of the transactions contemplated by this Agreement. Neither COR nor any of its Subsidiaries leases, subleases or licenses any real property to any person other than COR and its Subsidiaries. COR has made available to Millennium true and complete copies of all Leases.

         Section 3.11 SUPPLIERS. No material supplier or exclusive supplier of COR or any of its Subsidiaries, including any manufacturer of Integrilin(R), has indicated in writing to COR or any of its Subsidiaries that it will stop, or decrease the rate of, supplying materials, products or services to COR or any of its Subsidiaries or co-promotion partners. For the Integrilin(R) product, since November 1, 2001, neither (a) manufacture of bulk drug substance or (b) filling and finishing of such drug substance have been or are being performed for or on behalf of COR or any of its Subsidiaries by Schering-Plough Ltd. (or any of its affiliates) at any facility in Puerto Rico.

         Section 3.12 INTELLECTUAL PROPERTY.

                (a) The COR Disclosure Schedule sets forth a true and complete list of each of the following items: (1) all patents and applications therefor, including any patent term extensions or supplementary protection certificates, in the United States, the European Union or any country therein or Japan that are owned by COR or any of its Subsidiaries or that are licensed or sublicensed to COR or any of its Subsidiaries which relate to COR Intellectual Property Rights (as defined below), (2) registrations of the trademark "Integrilin" and applications therefor, (3) all licenses, agreements and contracts relating to COR Intellectual Property Rights pursuant to which COR or any of its Subsidiaries are entitled to use any Intellectual Property Rights (as defined below) owned by any third party (the "Third Party Licenses"), other than commercially available, mass marketed shrink-wrap software, and (4) all agreements under which COR or any of its Subsidiaries has granted any third party the right to use any COR Intellectual Property Rights.

                (b) COR and its Subsidiaries exclusively own, or are licensed, sublicensed or otherwise possess legally enforceable rights to use on an exclusive basis (without any obligation to make any fixed or contingent payments, including any royalty payments) all Intellectual Property Rights that are now used or planned to be used in the manufacture, use, sale, offer for sale or importation of, or which are necessary to make, have made, use, sell, offer to sell or import Integrilin(R), cromafiban or RTK inhibitors CT-53518 or CT-53608 (each, a "COR Product" and collectively the "COR Products") in the United States, the European Union and the countries therein, and Japan (all such Intellectual Property Rights described in this sentence constituting the "COR Intellectual Property Rights"). For purposes hereof, "Intellectual Property Rights" means all patents, including patent term extensions and supplementary protection certificates, trademarks, trade names, domain names, service marks and copyrights, any applications for and registrations of such patents, trademarks, trade names, domain names, service marks and copyrights, and all proprietary processes, formulae, methods, schematics, technology, know-how, computer software programs or applications and tangible or intangible proprietary information or material.

                (c) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement to which COR or its Subsidiaries is a party and which relates to the COR Intellectual Property Rights, including any Third Party License, except where the breach, termination or modification, individually or in the aggregate with every other such breach, termination or modification, is not reasonably likely to have a COR Material Adverse Effect.

                (d) To the knowledge of COR, (i) all patents, including all patent term extensions and supplementary protection certificates, registered trademarks, registered service marks and copyrights under which COR or any of its Subsidiaries holds any rights and which are material to the business of COR and its Subsidiaries, taken as a whole, are valid and subsisting, and (ii) except as indicated on the COR Disclosure Schedule as being abandoned or withdrawn, all applications for such patents, trademarks, service marks and copyrights are subsisting and were filed in good faith. To the knowledge of COR, no other person or entity is infringing, violating or misappropriating any of the COR Intellectual Property Rights.

                (e) To the knowledge of COR, none of the activities or business previously or currently conducted by COR or any of its Subsidiaries relating to the COR Products or currently planned to be conducted by COR or any of its Subsidiaries relating to the COR Products (including the manufacture, use, sale, offer for sale and importation of COR Products for any clinical indications) infringes, violates or constitutes a misappropriation, in any material way, of any Intellectual Property Rights of any other person or entity. Since January 1, 1995, neither COR nor any of its Subsidiaries has received any written complaint, claim or notice alleging any such infringement, violation or misappropriation, present or future.

                (f) None of COR or any of its Subsidiaries is a party to any agreement under which, following the Closing, a third party would be entitled to receive a license or any other right in or to Intellectual Property Rights of Millennium or any of Millennium's Affiliates (other than COR and its Subsidiaries) or which, following the Closing, would restrict or limit the business or operations of Millennium or any of its Affiliates (other than COR and its Subsidiaries).

                (g) COR and its Subsidiaries have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all COR Intellectual Property Rights. To the knowledge of COR, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any COR Intellectual Property Rights.

         Section 3.13 AGREEMENTS, CONTRACTS AND COMMITMENTS.

                (a) COR has filed with the SEC all contracts and agreements required to be filed by COR under Item 601 of Regulation S-K or which it would be required to file if it were required to file an Annual Report on Form 10-K on the date of this Agreement (collectively, "COR Material Contracts"). Each COR Material Contract is in full force and effect and is enforceable against COR (and, to the knowledge of COR, against the other parties thereto) in accordance with its terms, subject to the Bankruptcy and Equity Exception. Neither COR nor any of its Subsidiaries nor, to COR's knowledge, any other party to any COR Material Contract is in violation of or in default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any COR Material Contract, except for violations or defaults that, individually or in the aggregate, are not reasonably likely to have a COR Material Adverse Effect.

                (b) The COR Disclosure Schedule sets forth a complete list of each contract or agreement to which COR or any Subsidiary is a party or bound that includes any non-competition, non-solicitation, standstill or similar restrictions or undertakings on COR or any Subsidiary of COR. To COR's knowledge, none of the contracts or agreements referred to in the foregoing sentence would preclude Millennium or any of its Affiliates from engaging in any current activities of Millennium or such Affiliates or any planned activities of Millennium or such Affiliates that Millennium has disclosed in the Millennium SEC Reports (as defined in Section 4.04(a) below) or otherwise disclosed to COR in writing. Since January 1, 2001, there has been no transaction to which COR or any of its Subsidiaries was or is a party which would be required to be disclosed under Item 404 of Regulation S-K and which has not been disclosed in a COR SEC Report filed prior to the date hereof.

         Section 3.14 PRODUCT LIABILITY; LITIGATION. No product liability claims have been asserted in a writing given to COR or any of its Subsidiaries or, to the knowledge of COR, threatened against COR or any of its Subsidiaries relating to products or product candidates developed, tested, manufactured, marketed, distributed or sold by COR or any of its Subsidiaries. Except as described in the COR SEC Reports filed prior to the date hereof, there is no (i) action, suit or proceeding, claim, arbitration or investigation against COR or any of its Subsidiaries pending or, to the knowledge of COR, threatened other than those seeking only monetary damages in an amount, individually or together with similar matters, not in excess of $100,000 or (ii) judgment, order or decree outstanding against COR or any of its Subsidiaries.

         Section 3.15 ENVIRONMENTAL MATTERS.

                (a) Except as disclosed in the COR SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a COR Material Adverse Effect: (i) COR and its Subsidiaries have complied with and are in compliance with all applicable Environmental Laws (as defined in Section 3.15(b)); (ii) the properties currently owned or operated by COR or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances (as defined in Section 3.15(c));
(iii) the properties formerly owned or operated by COR or any of its Subsidiaries were not contaminated with Hazardous Substances during or, to the knowledge of COR, before the period of ownership or operation by COR or any of its Subsidiaries; (iv) neither COR nor its Subsidiaries have received written notice that they are subject to liability for any Hazardous Substance disposal or contamination on the property of any third party and, to COR's knowledge, neither COR nor any of its Subsidiaries is subject to any such liability; (v) neither COR nor any of its Subsidiaries have released any Hazardous Substance into the environment in violation of or which could result in response obligations under applicable Environmental Laws; (vi) neither COR nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that COR or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental

Law and (vii) neither COR nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity, or is subject to any indemnity or other agreement with any third party relating to liability or obligation under any Environmental Law or relating to Hazardous Substances.

                (b) As used herein, the term "Environmental Law" means any federal, state, local or foreign law, regulation, order, decree, permit, authorization, common law or agency requirement relating to: (A) the protection of, investigation of effect on, or restoration of the environment, human health and safety, or natural resources, (B) the handling, manufacturing, transportation, use, presence, disposal, release or threatened release of any Hazardous Substance or (C) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property related to any of them.

                (c) As used herein, the term "Hazardous Substance" means any substance that is: (A) listed, classified, regulated or which falls within the definition of a "hazardous substance" or "hazardous material" pursuant to any Environmental Law; (B) any petroleum product or by-product, asbestos-containing material, lead-containing paint, pipes or plumbing, polychlorinated biphenyls, radioactive materials or radon; or (C) any other substance which is regulated by any Governmental Entity pursuant to any Environmental Law.

                (d) This Section 3.15 shall be the exclusive section in this Agreement containing representations and warranties of COR concerning environmental matters.

         Section 3.16 EMPLOYEE BENEFIT PLANS.

                (a) The COR Disclosure Schedule lists all material employee benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of COR or any of its Subsidiaries (together, the "COR Employee Plans").

                (b) With respect to each COR Employee Plan, COR has furnished or made available to Millennium, a true and complete copy of (i) the most recent annual report (Form 5500) filed with the IRS, (ii) such COR Employee Plan, (iii) each trust agreement and group annuity contract, if any, relating to such COR Employee Plan and (iv) the most recent reports regarding the satisfaction of the nondiscrimination requirements of Sections 410(b), 401(k) and 401(m) of the Code.

                (c) Each COR Employee Plan has been administered in all material respects in accordance with its terms and each of COR, its Subsidiaries and each of their ERISA Affiliates (as defined below) has in all material respects met its obligations with respect to each COR Employee Plan and has made all required contributions thereto. COR, its Subsidiaries, each ERISA Affiliate and each COR Employee Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each COR

Employee Plan required to have been submitted to the IRS or to the United States Department of Labor have been duly submitted. No COR Employee Plan has assets that include securities issued by COR or any ERISA Affiliate. Each COR Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of
Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date. With respect to the COR Employee Plans, no event has occurred which could reasonably be expected to be subject to any material liability under ERISA, the Code or any other applicable law.

                (d) With respect to the COR Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the COR Balance Sheet.

                (e) Neither COR, any Subsidiary of COR nor any trade or business (whether or not incorporated) which is a member of a controlled group of corporations or which is under common control with COR or any Subsidiary of COR within the meaning of Section 414(b), (c), (m) or (o) of the Code (an "ERISA Affiliate") has (i) ever maintained an COR Employee Plan which was subject to Title IV of ERISA or Section 412 of the Code or (ii) ever been obligated to contribute to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

                (f) Except as disclosed in COR SEC Reports filed prior to the date of this Agreement, and except as provided for in this Agreement, neither COR nor any of its Subsidiaries is a party to any oral or written (i) agreement with any officer or other key employee of COR or any of its Subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving COR of the nature contemplated by this Agreement, (ii) agreement with any employee of COR or any of its Subsidiaries (A) providing any term of employment or compensation guarantee extending for a period longer than one year from the date hereof, (B) which is not terminable on 30 days' notice without penalty, or (C) providing for the payment of compensation in excess of $100,000 per annum, or (iii) agreement or plan, including any stock option plan, stock appreciation right plan, restricted stock plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. COR has made available to Millennium such information as is in COR's possession or under COR's control and reasonably necessary for Millennium to calculate any excise tax due under
Section 4999 of the Code as a result of the transactions contemplated by this Agreement for which COR or its Subsidiaries or Millennium may directly or indirectly become liable and the amount of deductions that may be disallowed under Section 280G of the Code as a result of the transactions contemplated by this Agreement.

                (g) Each COR Employee Plan intended to be qualified under
Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the

IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. COR has furnished or made available to Millennium a true and complete copy of the most recent IRS determination or opinion with respect to each such COR Employee Plan and, to the knowledge of COR, nothing has occurred since the inception of each such COR Employee Plan which could reasonably be expected to cause the loss of the tax-qualified status of any COR Employee Plan subject to Section 401(a) of the Code.

                (h) None of the COR Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

         Section 3.17 COMPLIANCE WITH LAWS. COR and each of its Subsidiaries has complied in all material respects with, is not in material violation of, and has not received any notices of material violation with respect to, any foreign, federal, state or local statute, law or regulation affecting the conduct of its business, or the ownership or operation of its properties or assets.

         Section 3.18 PRECLINICAL TESTING AND CLINICAL TRIALS. The COR Disclosure Schedule sets forth all human clinical trials conducted prior to the date of this Agreement by COR or any of its Subsidiaries, on behalf of COR or any of its Subsidiaries, or in which COR or any of its Subsidiaries has participated (including any such trials which are still pending). The human clinical trials, animal studies and other preclinical tests conducted by COR or any of its Subsidiaries or in which COR or any of its Subsidiaries has participated, and such studies and tests conducted on behalf of COR or any of its Subsidiaries, were and, if still pending, are being conducted in all material respects in accordance with (A) experimental protocols, informed consents, procedures and controls generally used by qualified experts in the preclinical or clinical study of products comparable to those being developed by COR or its Subsidiaries, and (B) all applicable laws and regulations, including but not limited to, 21 CFR part 50 (informed consent), part 56 (institutional review boards), part 58 (good laboratory practices), part 812 (investigational device exemptions), and all other applicable laws and regulations. None of COR, its Subsidiaries or the contract research organization overseeing or assisting COR in administering any clinical or preclinical trial or investigator-sponsored trial of Integrilin(R), cromafiban or RTK inhibitors CT-53518 or CT-53608 on behalf of COR or its Subsidiaries has received any notices or correspondence from the Federal Food and Drug Administration (the "FDA") or any other governmental agency, and no other agent or representative of COR or any of its Subsidiaries has received any written notices or correspondence from the FDA or any other governmental agency, requiring the delay, termination, suspension or modification (other than such modifications as are normal in the regulatory process) of any animal studies, preclinical tests or clinical trials conducted by or on behalf of COR or any of its Subsidiaries or in which COR or any of its Subsidiaries has participated. No clinical investigator acting for COR or any of its Subsidiaries has been or is now, or is threatened to become, the subject of any disbarment or disqualification proceedings by any regulatory agency.

         Section 3.19 CERTAIN REGULATORY MATTERS.

                (a) COR has made available to Millennium a true and complete copy of all material written communications between COR or any of its Subsidiaries, on the one hand, and the FDA or any other governmental entity on the other hand, and any existing written summaries of material discussions between such parties, that describe matters that are material to assessing compliance of COR with the Federal Food, Drug and Cosmetic Act and its implementing regulations, including copies of (i) all warning letters, notices of adverse findings and similar correspondence, (ii) all audit reports, and
(iii) any document concerning any significant oral or written communication received from the FDA. COR has also made available to Millennium true and complete copies of all complaints and other information required to be maintained by COR or any of its Subsidiaries pursuant to the United States Federal Food, Drug and Cosmetic Act and Comprehensive Drug Abuse Prevention and Control Act of 1970 and the corresponding laws of jurisdictions other than the United States.

                (b) COR and its Subsidiaries have filed with the FDA and all applicable state, local and foreign regulatory bodies for and received approval of all material registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the business of COR and its Subsidiaries as currently conducted. COR and its Subsidiaries and, to COR's knowledge, any third party which is a manufacturer for COR or its Subsidiaries, are in compliance in all material respects with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations. Each of COR, its Subsidiaries and, to its knowledge, any such third party manufacturer is in compliance in all material respects with all material FDA, state, local and foreign rules, regulations, guidelines and policies, including, but not limited to, material FDA, state, local and foreign rules, regulations and policies relating to good clinical practice ("GCP"), good manufacturing practice ("GMP"), good laboratory practice ("GLP"), advertising and promotion, pre- and post-marketing adverse drug experience and adverse drug reaction reporting, and all other pre- and post-marketing reporting requirements, as applicable; (i) no party granting any such registration, application, license, request for exemption, permit or other authorization has notified COR or any of its Subsidiaries in writing that it is considering limiting, suspending or revoking the same, including by enjoining or limiting the production of any product of COR or any of its Subsidiaries manufactured by a third party manufacturer, and (ii) to the knowledge of COR there is no basis for any such limitation, suspension or revocation.

                (c) The COR Disclosure Schedule sets forth a description of any discussions or negotiations since January 1, 2001 between COR or any of its Subsidiaries or any party marketing, selling or co-promoting Integrilin(R) and the Governmental Entity administering the Medicare program relating to any proposed modification or change of the reimbursement rate or other reimbursement arrangements with respect to Integrilin(R) and lists any written communications relating to such discussions or negotiations.

         Section 3.20 TAX MATTERS. To its knowledge, after consulting with its independent auditors, neither COR nor any of its Affiliates (as defined in Section 6.09 below) has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under 368(a) of the Code.

         Section 3.21 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information related to COR or to be supplied in writing by COR for inclusion in the registration statement on

Form S-4 pursuant to which shares of Millennium Common Stock issued in the Merger will be registered under the Securities Act (the "Registration Statement"), or for inclusion in any filing pursuant to Rule 165 and Rule 425 under the Securities Act (each a "Regulation M-A Filing"), shall not at the time the Registration Statement is declared effective by the SEC or any Regulation M-A Filing is filed with the SEC, or at any time it is amended or supplemented, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements in the Registration Statement not misleading. The information related to COR or to be supplied in writing by COR or any of its Subsidiaries for inclusion in the joint proxy statement/prospectus to be sent to the stockholders of Millennium and COR in connection with the meeting of COR's stockholders to consider this Agreement and the Merger (the "COR Meeting") and in connection with the meeting of Millennium's stockholders (the "Millennium Meeting") to consider the issuance of shares of Millennium Common Stock pursuant to the Merger (the "Joint Proxy Statement") shall not, on the date the Joint Proxy Statement is first mailed to stockholders of COR or Millennium, at the time of the COR Meeting or the Millennium Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the COR Meeting or the Millennium Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to COR or any of its Affiliates, officers or directors should be discovered by COR which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, COR shall promptly inform Millennium.

         Section 3.22 LABOR MATTERS.

                (a) Neither COR nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization. Neither COR nor any of its Subsidiaries is the subject of any proceeding asserting that COR or any of its Subsidiaries has committed an unfair labor practice or seeking to compel it to bargain with any labor union or labor organization. There is not pending or, to the knowledge of COR, threatened, any labor strike, dispute, walkout, work stoppage, slow-down or lockout involving COR or any of its Subsidiaries that, individually or in the aggregate, is reasonably likely to have a material effect on COR and its Subsidiaries, taken as a whole. The COR Disclosure Schedule lists all employees of COR or any of its Subsidiaries who are not citizens of the United States and the respective immigration status of each such employee.

                (b) Except as set forth on the COR Disclosure Schedule, no officer of COR or any of its Subsidiaries at the vice-president (or equivalent) level or above has an employment agreement with COR or any of its Subsidiaries (other than (i) an oral agreement terminable without notice or (ii) an offer letter that provides for at-will employment without severance arrangements).

         Section 3.23 INSURANCE. All fire and casualty, general liability, business interruption, product liability, clinical trial and sprinkler and water damage insurance policies maintained by

COR or any of its Subsidiaries are with reputable insurance carriers, provide coverage for all normal risks incident to the business of COR and its Subsidiaries and their respective properties and assets (taking into account the products of COR and its Subsidiaries and the indications for which such products are and have been sold). COR has made available to Millennium a summary of the material insurance coverages (which shall include all product liability coverages) maintained by COR and its Subsidiaries, including deductibles, and a history of any claims made and claims paid since January 1, 1998 involving more than $100,000. None of such material insurance policies (including all product liability policies) will terminate or lapse (or be affected in any other material manner) by reason of the transactions contemplated by this Agreement. No insurer under any such insurance policy has canceled or disclaimed liability under any such policy or notified COR in writing of its intent to do so or not to renew any such policy, or has quoted COR new rates for the next policy year. All material claims under the insurance policies have been filed by COR and its Subsidiaries and paid in a timely fashion.

         Section 3.24 NO EXISTING DISCUSSIONS. As of the time of execution and delivery of this Agreement, neither COR nor any of its Subsidiaries is engaged, directly or indirectly, in any discussions or negotiations with any other party with respect to an Acquisition Proposal (as defined in Section 6.01).

         Section 3.25 OPINION OF FINANCIAL ADVISOR. The financial advisor of COR, Goldman, Sachs & Co. ("Goldman Sachs"), has delivered to COR an opinion dated on the date of this Agreement to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to the holders of COR Common Stock. A signed copy of such opinion will be delivered to Millennium as promptly as practicable following the execution and delivery of this Agreement.

         Section 3.26 SECTION 203 OF THE DGCL AND BUSINESS COMBINATION PROVISIONS OF CERTIFICATE OF INCORPORATION NOT APPLICABLE. The Board of Directors of COR has taken all actions so that the restrictions contained in
Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the COR Voting Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the COR Voting Agreements. The provisions of Article SIXTH of the Certificate of Incorporation of COR do not apply to the execution, delivery or performance of this Agreement or the COR Voting Agreements or the consummation of the Merger or the other transactions contemplated by this Agreement or the COR Voting Agreements so as to require that the COR Voting Proposal be approved by the affirmative vote of any percentage of the outstanding shares of the COR Voting Stock greater than a majority of the outstanding shares of COR Common Stock on the record date for the COR Meeting or to require any other consent or approval that has not been obtained on or before the date of this Agreement.

         Section 3.27 RIGHTS AGREEMENT. COR has amended the COR Rights Plan in the form of EXHIBIT C attached hereto and has taken all other action necessary or appropriate so that the entering into of this Agreement and the COR Voting Agreements do not and will not result in the ability of any person to exercise any of the COR Rights under the COR Rights Plan or enable or require the COR Rights issued thereunder to separate from the shares of COR Common Stock to which they are attached or to be triggered or become exercisable or cease to be redeemable.

         Section 3.28 BROKER FEES. Neither COR nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker, finder, investment banker or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that COR has engaged, and will pay a fee to, Goldman Sachs in accordance with the terms of a letter agreement between COR and Goldman Sachs dated October 3, 1999, a true and complete copy of which has been delivered to Millennium.

                                   ARTICLE IV

              REPRESENTATIONS AND WARRANTIES OF Millennium AND SUB

         Except as set forth in the disclosure schedule delivered by Millennium and Sub to COR on or before the date of this Agreement (the "Millennium Disclosure Schedule") (which Millennium Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections contained in this
Article IV and the disclosure in any section shall qualify (1) the corresponding section of this Article IV and (2) other sections in this Article IV to the extent that it is reasonably apparent that it also qualifies or applies to such other sections), Millennium and Sub represent and warrant to COR as follows in this Article IV. As used in this Agreement, any reference to "Millennium's knowledge", "the knowledge of Millennium", "the best knowledge of Millennium", "of which Millennium is aware", or any similar expression shall mean the actual knowledge of Mark J. Levin, Chairman and Chief Executive Officer, Kevin P. Starr, Executive Vice President, Business Operations and Chief Financial Officer, Robert Tepper, Executive Vice President and Chief Scientific Officer, and John B. Douglas III, Senior Vice President and General Counsel (the "Millennium Knowledge Parties").

         For purposes of this Agreement, the term "Millennium Material Adverse Effect" means any material adverse change, event, circumstance, development or effect on (a) the assets, business, financial condition, results of operations or prospects of Millennium and its Subsidiaries taken as a whole; or (b) the ability of Millennium to consummate the transactions contemplated by this Agreement; provided, however, that the following events shall not be deemed to be, and shall not be taken into account in determining whether there has been or whether there is likely or expected to be, a "Millennium Material Adverse Effect" on or with respect to Millennium and its Subsidiaries taken as a whole:
(i) any adverse change in the stock price of Millennium in and of itself, as quoted on the Nasdaq National Market; (ii) any adverse change, event, circumstance, development or effect resulting from a change in general economic, industry or financial market conditions not substantially disproportionately affecting Millennium and its Subsidiaries taken as a whole; (iii) any change, event, circumstance, development or effect resulting from a breach of this Agreement by COR or Sub, (iv) any adverse change, event, circumstance, development or effect resulting from any acts of terrorism or war, including the events of September 11, 2001, fighting in Afghanistan, letters containing anthrax and similar circumstances, (v) any adverse change, event, circumstance, development or effect directly resulting from the announcement or pendency of the Merger, and (vi) any adverse change, event, circumstance, development or effect resulting from or relating to compliance with the terms of, the taking of any action expressly required by, this Agreement. For the avoidance of doubt, the Parties agree that the terms "material", "materially" or "materiality" as used in this Agreement with an initial lower case "m" shall have their respective customary meanings, without regard to the meaning ascribed to Millennium Material Adverse Effect in the prior sentences of this paragraph or the meaning ascribed to COR Material Adverse Effect in Article III above.

         Section 4.01 ORGANIZATION OF MILLENNIUM AND SUB. Each of Millennium and Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, has all requisite corporate power to own, lease and operate its properties and assets and to carry on its business as now being conducted, and is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the failure to be so qualified, individually or in the aggregate, would be reasonably likely to be material. Millennium has made available to COR true and complete copies of the Certificate of Incorporation and By-Laws of Millennium and of the charter, by-laws or other organizational documents of each Subsidiary of Millennium.

         Section 4.02 MILLENNIUM CAPITAL STRUCTURE. As of the date of this Agreement, the authorized capital stock of Millennium consists of (i) 500,000,000 shares of Millennium Common Stock, and (ii) 5,000,000 shares of preferred stock, $.001 par value ("Millennium Preferred Stock") of which 500,000 shares have been designated Series A Junior Participating Preferred Stock. As of December 3, 2001, there were issued and outstanding 222,671,521 shares of Millennium Common Stock, all of which are validly issued, fully paid and nonassessable, and no shares of Preferred Stock. Between December 3, 2001 and the date of this Agreement, (i) no shares of Millennium Common Stock or Millennium Preferred Stock were issued other than pursuant to the Millennium Stock Plans (as defined below) or the warrants and other outstanding rights to purchase Millennium Common Stock listed in Section 4.02 of the Millennium Disclosure Schedules, and (ii) no stock options have been issued or awarded by Millennium. All of the issued and outstanding Millennium Common Stock was issued in compliance with applicable federal and state securities laws. The Millennium Disclosure Schedule shows the number of shares of Millennium Common Stock and Millennium Preferred Stock reserved for future issuance pursuant to (i) stock options granted and outstanding as of December 3, 2001, and the plans under which such options were granted (collectively, the "Millennium Stock Plans"),
(ii) the conversion of the 5.5% Convertible Subordinated Notes due January 15, 2007 outstanding on the date of this Agreement, (iii) the rights outstanding as of the date of this Agreement (the "Millennium Rights") under the Rights Agreement between Millennium and State Street Bank and Trust Company, as Rights Agent, dated April 5, 2001 (the "Millennium Rights Agreement"); and (iv) the warrants and other outstanding rights to purchase Millennium Common Stock outstanding on the date of this Agreement. All shares of Millennium Common Stock and Millennium Preferred Stock subject to issuance as specified above are duly authorized and, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, shall be validly issued, fully paid and nonassessable.

         Section 4.03 AUTHORITY; NO CONFLICT; REQUIRED FILINGS AND CONSENTS.

                (a) Each of Millennium and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the Millennium Voting Agreements and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of each of Millennium and Sub, subject only to the approval of the Millennium Voting Proposal (as defined in

Section 6.05(b)) by Millennium's stockholders. Without limiting the generality of the preceding sentence, the board of directors of Millennium (at a meeting duly called and held) has (i) unanimously determined that the Merger is advisable and in the best interests of Millennium, (ii) unanimously authorized and approved the execution, delivery and performance of this Agreement by Millennium and unanimously approved the Merger, and (iii) unanimously recommended the approval of the issuance of the Merger Shares by Millennium's stockholders and directed that the approval of the issuance of the Merger Shares be submitted for consideration by Millennium's stockholders at a meeting of Millennium's stockholders. This Agreement has been duly executed and delivered by each of Millennium and Sub and constitutes the valid and binding obligation of each of Millennium and Sub, enforceable in accordance with its terms, subject to the Bankruptcy and Equity Exception. Millennium has reserved for issuance a sufficient number of shares of Millennium Common Stock for the purpose of issuing such shares to COR's security holders in accordance with Article II.

                (b) The execution and delivery of this Agreement by each of Millennium and Sub does not, and the consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of, any provision of the Certificate of Incorporation or By-Laws of Millennium or Sub, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under, or require a consent or waiver under, any of the terms, conditions or provisions of any material note, bond, mortgage, indenture, lease, license, contract or other agreement, instrument or obligation to which Millennium or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Millennium or any of its Subsidiaries or any of its or their properties or assets, except for any conflicts or violations which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect. No person other than Millennium will have the right, pursuant to registration rights or otherwise, to sell shares of Millennium capital stock under the Registration Statement.

                (c) No consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Millennium or any of its Subsidiaries in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the pre-merger notification report under the HSR Act and the termination or expiration of the waiting period applicable thereto, (ii) the filing of the Registration Statement with the SEC in accordance with the Securities Act, (iii) the filing of the Certificate of Merger with the Delaware Secretary of State,
(iv) the filing of the Joint Proxy Statement with the SEC in accordance with the Exchange Act, (v) the filings of such reports or schedules under Section 13 of the Exchange Act and materials under Rule 165 and Rule 425 of the Securities Act as may be required in connection with this Agreement and the transactions contemplated hereby, (vi) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws, (vii) the filing with the Nasdaq National Market of notice of the listing of the shares of Millennium Common Stock to be issued in the transactions contemplated by this Agreement, and (viii) such other consents, licenses, permits, orders, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably likely, individually or in the aggregate, to have a Millennium Material Adverse Effect. The Millennium stockholder vote required for the approval of the Millennium Voting Proposal (as defined in Section 6.05(b) below) is the affirmative vote of the holders of a majority of the shares of Millennium Common Stock voted at the Millennium Meeting at which a quorum of the holders of the outstanding shares of Millennium Common Stock on the record date for the Millennium Meeting is present.

         Section 4.04 SEC FILINGS; FINANCIAL STATEMENTS.

                (a) Each registration statement, proxy statement, schedule or report required to be filed by Millennium or any of its Subsidiaries with the SEC since January 1, 1998 under the Securities Act or the Exchange Act (collectively, the "Millennium SEC Reports") on the date filed (i) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Millennium has made available to COR true and complete copies of all Millennium SEC Reports and all exhibits thereto or true and complete copies of such Millennium SEC Reports and exhibits are available on EDGAR. None of Millennium's Subsidiaries is required to file any forms, reports or other documents with the SEC. Each of the Millennium SEC Reports was filed on a timely basis.

                (b) Except to the extent expressly stated therein, each of the consolidated financial statements (including, in each case, any related notes and schedules) contained in the Millennium SEC Reports (i) complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and (iii) fairly presented the consolidated financial position of Millennium and its Subsidiaries and the consolidated results of operations and cash flows for the periods indicated, consistent with the books and records of Millennium and its Subsidiaries, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not expected to be material in amount. The unaudited balance sheet of Millennium as of September 30, 2001 is referred to as the "Millennium Balance Sheet".

         Section 4.05 NO UNDISCLOSED LIABILITIES. Except (i) as disclosed in the Millennium SEC Reports filed prior to the date hereof, (ii) normal or recurring liabilities incurred since the date of the Millennium Balance Sheet in the ordinary course of business and consistent with past practice, (iii) for liabilities to perform its contractual obligations (which does not include liabilities for breach of such obligations), (iv) indebtedness for money borrowed after the date of this Agreement, and (v) liabilities and obligations incurred in connection with activities permitted by clauses (i), (ii) or (iii) of Section 5.02(f) below, Millennium and its Subsidiaries do not have any liabilities, either accrued, contingent or otherwise (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles), and whether due or to become due, which individually or in the aggregate, are reasonably likely to have a Millennium Material Adverse Effect.

         Section 4.06 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as disclosed in the Millennium SEC Reports filed prior to the date hereof, between the date of the Millennium Balance Sheet and the date of this Agreement, Millennium and its Subsidiaries have conducted their respective businesses only in the ordinary course of business and consistent with past practice, and since the date of the Millennium Balance Sheet, there has not been (i) any event, change or development in the financial condition, results of operations, business, properties or prospects of Millennium and its Subsidiaries, taken as a whole, that, individually or in the aggregate, has had, or is reasonably likely to have, a Millennium Material Adverse Effect (it being agreed that the activities expressly referred to in clauses (i) or (ii) of Section 5.02(f) below shall be deemed not to have a Millennium Material Adverse Effect); (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to Millennium or any of its Subsidiaries having a Millennium Material Adverse Effect; (iii) any material change by Millennium in its accounting methods not required pursuant to generally accepted accounting principles, principles or practices to which COR has not previously consented in writing; or (iv) any revaluation by Millennium of any of its assets having a Millennium Material Adverse Effect.

         Section 4.07 LITIGATION. Except as described in the Millennium SEC Reports filed prior to the date hereof, there is no action, suit or proceeding, claim, arbitration or investigation against Millennium or Sub pending or as to which Millennium or Sub has received any written notice of assertion, which, individually or in the aggregate, is reasonably likely to have a Millennium Material Adverse Effect or a material adverse effect on the ability of Millennium to consummate the transactions contemplated by this Agreement.

         Section 4.08 COMPLIANCE WITH LAWS. Millennium and each of its Subsidiaries has complied with, is not in violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations which, individually or in the aggregate, have not had and are not reasonably likely to have a Millennium Material Adverse Effect.

         Section 4.09 TAX MATTERS. To its knowledge, after consulting with its independent auditors, neither Millennium nor any of its Affiliates has taken or agreed to take any action which would prevent the Merger from constituting a transaction qualifying as a reorganization under Section 368(a) of the Code.

         Section 4.10 INTELLECTUAL PROPERTY.

                (a) Millennium and its Subsidiaries exclusively own, or are licensed, sublicensed or otherwise possess legally enforceable rights to use, pursuant to the licenses, agreements and contracts listed in Section 4.10(a) of the Millennium Disclosure Schedule, all Intellectual Property Rights that are now used or planned to be used in the manufacture, use, sale, offer for sale or importation of, or which are necessary to make, have made, use, sell, offer to sell or import the product candidates of Millennium and its Subsidiaries that are undergoing Phase II human clinical trials as of the date of this Agreement (the "Phase II Products") in the United States, the European Union and the countries therein, and Japan (all such Intellectual Property Rights described in this sentence constituting the "Millennium Intellectual Property Rights").

                (b) The execution and delivery of this Agreement and consummation of the Merger will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement to which Millennium or any of its Subsidiaries is a party and which relates to the Millennium Intellectual Property Rights, where the breach, termination or modification, individually or in the aggregate with every other such breach, termination or modification, would be material to Millennium and its Subsidiaries taken as a whole.

                (c) To the knowledge of Millennium, (i) all patents, including all patent term extensions and supplementary protection certificates, registered trademarks, registered service marks and copyrights included in the Millennium Intellectual Property Rights under which Millennium or any of its Subsidiaries holds any rights and which are material to the business of Millennium and its Subsidiaries, taken as a whole, are valid and subsisting, and (ii) except as indicated on the Millennium Disclosure Schedule as being abandoned or withdrawn, all applications for such patents, trademarks, service marks and copyrights are subsisting and were filed in good faith. To the knowledge of Millennium, no other person or entity is infringing, violating or misappropriating any of the Millennium Intellectual Property Rights.

                (d) To the knowledge of Millennium, none of the activities or business previously or currently conducted by Millennium or any of its Subsidiaries relating to the Phase II Products or currently planned to be conducted by Millennium or any of its Subsidiaries relating to the Phase II Products infringes, violates or constitutes a misappropriation, in any material way, of any Intellectual Property Rights of any other person or entity. Since January 1, 1995, neither Millennium nor any of its Subsidiaries has received any written complaint, claim or notice alleging any such infringement, violation or misappropriation, present or future.

                (e) Millennium and its Subsidiaries have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all Millennium Intellectual Property Rights. To the knowledge of Millennium, no current or former employee, officer, director, stockholder, consultant or independent contractor has any right, claim or interest in or with respect to any Millennium Intellectual Property Rights.

                (f) Neither Millennium nor any of its Subsidiaries is a party to any agreement under which, following the Closing, a third party would be entitled to receive a license or any other right in or to Intellectual Property Rights of COR or any of COR's Affiliates (other than Millennium and its Subsidiaries) or which, following the Closing, would restrict or limit the business or operations of COR or any of its Affiliates (other than Millennium and its Subsidiaries), other than any license, right, restriction or limitation which would not, individually or in the aggregate, have a Millennium Material Adverse Effect.

         Section 4.11 AGREEMENTS, CONTRACTS AND COMMITMENTS.

                (a) Neither Millennium nor any of its Subsidiaries nor, to Millennium's knowledge, any other party to any contract or agreement required to be filed by Millennium with the SEC under Item 601 of Regulation S-K or which it would be required to file if it were required to file an Annual Report on Form 10-K on the date of this Agreement (a "Millennium Material Contract") is in material violation of or in material default under (nor does there exist any condition which, upon the passage of time or the giving of notice or both, would cause such a violation of or default under) any Millennium Material Contract. Each Millennium Material Contract is in full force and effect and is enforceable against Millennium (and, to the knowledge of Millennium, against the other parties thereto) in accordance with its terms, subject to the Bankruptcy and Equity Exception.

                (b) To Millennium's knowledge, neither Millennium nor any of its Subsidiaries is a party to or bound by any contract or agreement that includes any non-competition, non-solicitation, standstill or similar restrictions or undertakings that would preclude COR or any of its Affiliates from engaging in any current activities of COR or such Affiliates or any planned activities of COR or such Affiliates that COR has disclosed in the COR SEC Reports or otherwise disclosed to Millennium in writing, other than those that would not have a Millennium Material Adverse Effect.

         Section 4.12 PRODUCT LIABILITY. No product liability claims have been asserted in a writing given to Millennium or any of its Subsidiaries or, to the knowledge of Millennium, threatened against Millennium or any of its Subsidiaries relating to products or product candidates developed, tested, manufactured, marketed, distributed or sold by Millennium or any of its Subsidiaries.

         Section 4.13 ENVIRONMENTAL MATTERS. Except as disclosed in the Millennium SEC Reports filed prior to the date hereof and except for such matters that, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect: (i) Millennium and its Subsidiaries have complied with and are in compliance with all applicable Environmental Laws;
(ii) the properties currently owned or operated by Millennium or any of its Subsidiaries (including soils, groundwater, surface water, buildings or other structures) are not contaminated with any Hazardous Substances; (iii) the properties formerly owned or operated by Millennium or any of its Subsidiaries were not contaminated with Hazardous Substances during or, to the knowledge of Millennium, before the period of ownership or operation by Millennium or any of its Subsidiaries; (iv) neither Millennium nor its Subsidiaries have received written notice that they are subject to liability for any Hazardous Substance disposal or contamination on the property of any third party and, to Millennium's knowledge, neither Millennium nor any of its Subsidiaries is subject to any such liability; (v) neither Millennium nor any of its Subsidiaries have released any Hazardous Substance into the environment in violation of applicable Environmental Laws; (vi) neither Millennium nor any of its Subsidiaries has received any written notice, demand, letter, claim or request for information alleging that Millennium or any of its Subsidiaries may be in violation of, liable under or have obligations under any Environmental Law; and (vii) neither Millennium nor any of its Subsidiaries is subject to any orders, decrees, injunctions or other arrangements with any Governmental Entity, or is subject to any indemnity or other agreement with any third party relating to liability or obligation under any Environmental Law or relating to Hazardous Substances. This Section 4.13 shall be the exclusive section in this Agreement containing representations and warranties of Millennium concerning environmental matters.

         Section 4.14 EMPLOYEE BENEFITS PLANS.

                (a) Each material employee benefit plan (as defined in Section 3(3) of ERISA) and all bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar employee benefit plans, and all unexpired severance agreements, written or otherwise, for the benefit of, or relating to, any current or former employee of Millennium or any of its Subsidiaries are referred to as the "Millennium Employee Plans". Each Millennium Employee Benefit Plan has been administered in all material respects in accordance with its terms and each of Millennium, its Subsidiaries and each of their ERISA Affiliates has in all material respects met its obligations with respect to each Millennium Employee Plan and has made all required contributions thereto. Millennium, its Subsidiaries, each ERISA Affiliate and each Millennium Employee Plan are in compliance in all material respects with the currently applicable provisions of ERISA and the Code and the regulations thereunder (including Section 4980B of the Code, Subtitle K, Chapter 100 of the Code and Sections 601 through 608 and Section 701 et seq. of ERISA). All filings and reports as to each Millennium Employee Plan required to have been submitted to the IRS or to the United States Department of Labor have been duly submitted. No Millennium Employee Plan has assets that include securities issued by Millennium or any ERISA Affiliate. Each Millennium Employee Plan which is required to satisfy Section 401(k)(3) or Section 401(m)(2) of the Code has been tested for compliance with, and satisfies the requirements of Section 401(k)(3) and Section 401(m)(2) of the Code for each plan year ending prior to the Closing Date.

                (b) With respect to the Millennium Employee Plans, there are no funded benefit obligations for which contributions have not been made or properly accrued and there are no material unfunded benefit obligations which have not been accounted for by reserves, or otherwise properly footnoted in accordance with generally accepted accounting principles, on the Millennium Balance Sheet.

                (c) Neither Millennium, any Subsidiary of Millennium nor any ERISA Affiliate has (i) ever maintained an Millennium Employee Plan which was subject to Title IV of ERISA or Section 412 of the Code or (ii) ever been obligated to contribute to a multiemployer plan (as defined in Section 4001(a)(3) of ERISA).

                (d) Each Millennium Employee Plan intended to be qualified under
Section 401(a) of the Code has either obtained from the IRS a favorable determination letter as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has applied (or has time remaining in which to apply) to the IRS for such a determination letter prior to the expiration of the requisite period under applicable Treasury Regulations or IRS pronouncements in which to apply for such determination letter and to make any amendments necessary to obtain a favorable determination or has been established under a standardized prototype plan for which an IRS opinion letter has been obtained by the plan sponsor and is valid as to the adopting employer. Millennium has furnished or made available to COR a true and complete copy of the most recent IRS determination or opinion with respect to each such Millennium Employee Plan and, to the knowledge of Millennium, nothing has occurred since the inception of each such Millennium Employee Plan which could reasonably be expected to cause the loss of the tax-qualified status of any Millennium Employee Plan subject to Section 401(a) of the Code.

                (e) None of the Millennium Employee Plans promises or provides retiree medical or other retiree welfare benefits to any person, except as required by applicable law.

         Section 4.15 PRECLINICAL TESTING AND CLINICAL TRIALS. The Millennium Disclosure Schedule sets forth all human clinical trials conducted prior to the date of this Agreement by Millennium or any of its Subsidiaries, on behalf of Millennium or any of its Subsidiaries, or in which Millennium or any of its Subsidiaries has participated, with respect to the Phase II Products (including any such trials which are still pending). The human clinical trials, animal studies and other preclinical tests relating to the Phase II Products conducted by Millennium or any of its Subsidiaries or in which Millennium or any of its Subsidiaries has participated, and such studies and tests conducted on behalf of Millennium or any of its Subsidiaries, were and, if still pending, are being conducted in accordance with (A) experimental protocols, informed consents, procedures and controls generally used by qualified experts in the preclinical or clinical study of products comparable to the Phase II Products, and (B) all applicable laws and regulations, including but not limited to, 21 CFR part 50 (informed consent), part 56 (institutional review boards), part 58 (good laboratory practices), part 812 (investigational device exemptions), and all other applicable laws and regulations, except for any noncompliances which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect. None of Millennium, its Subsidiaries or the contract research organization overseeing or assisting Millennium in administering any clinical or preclinical trial or investigator-sponsored trials on behalf of Millennium or its Subsidiaries has received any notices or correspondence from the FDA or any other governmental agency, and no any agent or representative of Millennium or any of its Subsidiaries has received any written notices or correspondence from the FDA or any other governmental agency, requiring the delay, termination, suspension or modification (other than such modifications as are normal in the regulatory process) of any animal studies, preclinical tests or clinical trials conducted by or on behalf of Millennium or any of its Subsidiaries relating to the Phase II Products or in which Millennium or any of its Subsidiaries has participated relating to the Phase II Products. No clinical investigator acting for Millennium or any of its Subsidiaries with respect to the Phase II Products has been or is now, or is threatened to become, the subject of any disbarment or disqualification proceedings by any regulatory agency.

         Section 4.16 CERTAIN REGULATORY MATTERS. Millennium and its Subsidiaries have, with respect to the Phase II Products, filed with the FDA and all applicable state, local and foreign regulatory bodies for and received approval of all material registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations necessary to conduct the business of Millennium and its Subsidiaries as currently conducted, except for any such failures to file or receive approval which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect. Millennium and its Subsidiaries and, to Millennium's knowledge, any third party which is a manufacturer for Millennium or its Subsidiaries, with respect to the Phase II Products, are in compliance with all such registrations, applications, licenses, requests for exemptions, permits and other regulatory authorizations, except for any such noncompliances which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect. Each of Millennium, its Subsidiaries and, to Millennium's knowledge, any such third party manufacturer, with respect to the Phase II Products, is in compliance with all FDA, state, local and foreign rules, regulations, guidelines and policies, including, but not limited to, material FDA, state, local and foreign rules, regulations and policies relating to GMP and GLP, as applicable, except for any such noncompliances which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect; and to the knowledge of Millennium, no party granting any such registration, application, license, request for exemption, permit or other authorization is considering limiting, suspending or revoking the same except for any such limitations, suspensions or revocations which, individually or in the aggregate, are not reasonably likely to have a Millennium Material Adverse Effect.

         Section 4.17 REGISTRATION STATEMENT; PROXY STATEMENT/PROSPECTUS. The information in the Registration Statement (except for information related to COR or supplied in writing by COR for inclusion in the Registration Statement, as to which Millennium makes no representation and which shall not constitute part of a Millennium SEC Report for purposes of this Agreement) shall not at the time the Registration Statement is declared effective by the SEC contain any untrue statement of a material fact or omit to state any material fact required to be stated in the Registration Statement or necessary in order to make the statements in the Registration Statement not misleading. The information (except for information related to COR or to be supplied in writing by COR for inclusion in the Joint Proxy Statement, as to which Millennium makes no representation) in the Joint Proxy Statement shall not, on the date the Joint Proxy Statement is first mailed to stockholders of Millennium or COR, at the time of the Millennium Meeting or the COR Meeting or at the Effective Time, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made in the Joint Proxy Statement not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Millennium Meeting or the COR Meeting which has become false or misleading. If at any time prior to the Effective Time any event relating to Millennium or any of its Affiliates, officers or directors should be discovered by Millennium which should be set forth in an amendment to the Registration Statement or a supplement to the Joint Proxy Statement, Millennium shall promptly inform COR.

         Section 4.18 OPERATIONS OF SUB. Sub was formed on November 30, 2001 solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

         Section 4.19 OPINION OF FINANCIAL ADVISOR. The financial advisor of Millennium, Morgan Stanley & Co. Incorporated ("Morgan Stanley"), has delivered to Millennium an opinion dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to Millennium. A signed copy of such opinion will be delivered to COR as promptly as practicable following the execution and delivery of this Agreement.

         Section 4.20 BROKER'S FEES. Neither Millennium nor any of its Subsidiaries nor any of their respective officers or directors has employed any broker, finder, investment banker or financial advisor or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, except that Millennium has engaged, and will pay a fee to, Morgan Stanley in accordance with the terms of a letter agreement between Millennium and Morgan Stanley dated November 20, 2001, a true, complete and correct copy of which has been delivered to COR.

                                   ARTICLE V

                               CONDUCT OF BUSINESS

         Section 5.01 COVENANTS OF COR. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, except as expressly contemplated by this Agreement or set forth in the COR Disclosure Schedule, COR agrees as to itself and its Subsidiaries (except to the extent that Millennium shall otherwise consent in writing) to carry on its business in the usual, regular and ordinary course in substantially the same manner as previously conducted, to pay its debts and Taxes and perform other obligations when due subject to good faith disputes over such debts, Taxes or obligations, and, to the extent consistent with such business, use commercially reasonable efforts consistent with past practices and policies to preserve substantially intact its present business organization, keep available the services of its present officers and key employees and preserve its relationships with customers, strategic partners, suppliers, distributors, and others having material business dealings with it. Except as contemplated by this Agreement or set forth in the COR Disclosure Schedule, COR shall not (and shall not permit any of its Subsidiaries to), without the prior written consent of Millennium:

                (a) Change the nature of its business operations such that COR is no longer primarily engaged in the biopharmaceutical business;

                (b) Other than with respect to the termination of the ESPP (as defined in Section 6.11(d) below) and except as provided by their terms as in effect on the date of this Agreement (i) accelerate, amend or change the period of exercisability of any outstanding option or restricted stock granted under any COR Stock Plan, or the terms of the conversion rights of any COR Convertible Notes, or (ii) authorize or make cash payments in exchange for any COR Convertible Note or any option granted under any of such plans, except as required by the terms of the COR Convertible Notes or any such plans or any related agreements in effect as of the date of this Agreement;

                (c) Declare, set aside or pay any dividends on or make any other distributions (whether in cash, securities or other property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution of shares of its capital stock or any of its other securities, or purchase, redeem or otherwise acquire, directly or indirectly, any shares of its capital stock or any of its other securities or any rights, warrants or options to acquire any such shares or other securities;

                (d) Issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or securities convertible into shares of its capital stock, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, other than the issuance of shares of COR Common Stock pursuant to the exercise of the COR Convertible Notes or COR Stock Options outstanding on the date of this Agreement, in accordance with the terms set forth in the instruments pursuant to which they are issuable as of the date of this Agreement;

                (e) Amend or accelerate the payment, right to payment or vesting of any compensation or benefits (including equity-based compensation or benefits), except to the extent required by the terms of agreements, plans or arrangements as in existence as of the date of this Agreement providing for such compensation or benefits, or fail to take any action under any of the COR Stock Plans which is permitted or required to be taken thereunder in order to prevent the acceleration of any such payment, right to payment or vesting of compensation or benefits;

                (f) Acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or substantial portion of the assets of, or by any other manner, any business or any corporation, partnership or other business organization or division, or otherwise acquire or agree to acquire any assets (other than inventory and other items in the ordinary course of business and consistent with past practice);

                (g) Other than sales of inventory in the ordinary course of business and disposition of unused plant and equipment assets consistent with past practice, sell, lease or otherwise dispose of any of its properties or assets;

                (h) Except as required by applicable law, (i) other than increases in compensation for employees (but not including officers at the vice-president level and above) in the ordinary course of business consistent with past practice, or as may be contractually required by any employee agreement or COR Employee Plan listed on the COR Disclosure Schedule and in effect on the date of this Agreement, increase or agree to increase the compensation payable or to become payable to any directors, officers or employees (provided, however, that with respect to this clause (h)(i), Millennium's prior written consent shall not be unreasonably withheld), (ii) other than as may be contractually required by any employee agreement or COR Employee Plan listed on the COR Disclosure Schedule and in effect on the date of this Agreement, grant any severance or termination pay to, or enter into any employment or severance agreements with, any directors, officers or employees,
(iii) enter into any collective bargaining agreement, (iv) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination or severance or other plan, trust or fund for the benefit of any directors, officers or employees or (v) forgive any indebtedness of any directors, officers or employees to COR or any of its Subsidiaries;

                (i) Amend or propose to amend its charter or by-laws, except as required by this Agreement;

                (j) (A) Incur any indebtedness for borrowed money (not including trade payables incurred in the ordinary course of business consistent with past practice), (B) issue, sell or amend any debt securities or other rights to acquire any debt securities of COR or any of its Subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (C) make any loans, advances (other than routine advances to employees in the ordinary course of business) or capital contributions to, or investment in, any other person, other than COR or any of its direct or indirect wholly owned Subsidiaries or (D) except in the ordinary course of business consistent with past practice, enter into any hedging agreement or other financial agreement or arrangement designed to protect COR or its Subsidiaries against fluctuations in commodities prices or exchange rates;

                (k) Initiate, compromise, or settle any litigation or arbitration proceeding required to be disclosed in the COR Disclosure Schedule or which would have been required to be disclosed if in existence on the date of this Agreement;

                (l) Other than in the ordinary course of business consistent with past practice, enter into, modify, amend or terminate in any material respect any contract, license or other agreement that is material to COR and its Subsidiaries taken as a whole or which is otherwise required to be disclosed under Section 3.13(b) above or which would have been required to be so disclosed if in existence on the date of this Agreement, or other than in the ordinary course of business consistent with past practice waive, release or assign any material rights or claims under any such contract, license or agreement;

                (m) Make or rescind any material Tax election, settle or compromise any material Tax liability or amend any material Tax return in any material respect;

                (n) Materially change its methods of accounting as in effect at September 30, 2001 except as required by generally accepted accounting principles;

                (o) Make or commit to make any capital expenditures that in the aggregate exceed the capital budget furnished by COR to Millennium in writing prior to the date of this Agreement;

                (p) License any Intellectual Property Rights that relate to the COR Products to or from any third party, other than shrink-wrapped off-the-shelf software licenses;

                (q) Close any material facility or office;

                (r) Make new investments (or renew existing investments) in (i) debt securities or other instruments maturing more than 180 days after the date of investment, or (ii) equity securities of any entity other than wholly-owned COR Subsidiaries;

                (s) Initiate any new clinical trials or any new phase of any ongoing clinical trials or approve or participate in any investigator-sponsored trial that COR becomes aware of or file any new drug application or biologics license application with the FDA or any similar foreign regulatory body with respect to any product under development (provided, that with respect to this clause (s), Millennium's prior written consent shall not be unreasonably withheld);

                (t) Knowingly take any action that would reasonably be expected to materially delay, materially impede or materially restrict the consummation of the transactions contemplated hereby;

                (u) Adopt or implement any stockholder rights plan or, except as provided in Section 3.27, alter or further amend or redeem the COR Rights Plan or the COR Rights;

                (v) Take any action to render Section 203 of the DGCL or any other state takeover statute or similar statute or regulation, or Article SIXTH of the COR Certificate of Incorporation, inapplicable to any person in respect of any Acquisition Proposal (as defined in Section 6.01 below);

                (w) [Intentionally Omitted];

                (x) Take any action (including action otherwise permitted in this Section 5.01) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code; or

                (y) authorize any of, or commit or agree, in writing or otherwise, to take any of, the foregoing actions or any action which would prevent the satisfaction of any conditions in Article VII hereof.

         Section 5.02 COVENANTS OF MILLENNIUM. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Effective Time, Millennium shall not, without the written consent of COR:

                (a) change the nature of its business operations such that Millennium is no longer primarily engaged in the biopharmaceutical business;

                (b) make any amendment to Millennium's Certificate of Incorporation that adversely affects the Millennium Common Stock;

                (c) make any material changes to the Certificate of Incorporation of Sub;

                (d) declare, set aside or pay any dividends on or make any other distributions (whether in cash, securities or other property) in respect of any of its capital stock (other than a stock split in the form of a stock dividend), or combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution of shares of its capital stock (it being understood that the foregoing does not restrict the grant, issuance, exercise or conversion of options or warrants to purchase, or securities convertible into, capital stock);

                (e) take any action that is material and adverse to the stockholders of COR as prospective stockholders of Millennium and that affects COR stockholders disproportionately as compared to the current stockholders of Millennium;

                (f) issue any shares of its capital stock or securities convertible into shares of its capital stock, other than (i) issuances of capital stock pursuant to the terms of agreements and other instruments as in effect on the date of this Agreement; (ii) issuances of options and shares of capital stock to its and its Subsidiaries' employees and consultants; and (iii) subject to Section 5.02(g), issuances of up to 20,000,000 shares of Millennium Common Stock (or securities exercisable for or convertible into the same) as Millennium may determine in its discretion (subject to adjustment for stock dividends, stock splits, combinations or other recapitalizations affecting such shares);

                (g) knowingly take any action that would reasonably be expected to materially delay, materially impede or materially restrict the consummation of the transactions contemplated hereby;

                (h) take any action (including action otherwise permitted in this Section 5.02) that would prevent or impede the Merger from qualifying as a "reorganization" within the meaning of Section 368(a) of the Code

                (i) permit or cause any of its Subsidiaries to do any of the foregoing or agree or commit to any of the foregoing, except that its Subsidiaries shall not be so precluded with respect to the actions in clauses
(d) and (f) with respect to such Subsidiaries' capital stock or securities convertible solely into its capital stock; or

                (j) agree in writing or otherwise to take any of the foregoing actions.

         Section 5.03 COOPERATION. Subject to compliance with applicable law, from the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to its terms, each of COR and Millennium, and each of their respective Subsidiaries, shall make its officers available to confer on a regular and frequent basis with one or more representatives of any other party to this Agreement to report on the general status of ongoing operations and shall promptly provide such other party or its counsel with copies of all filings made by such party with any Governmental Entity in connection with this Agreement, the Merger and the transactions contemplated hereby.

         Section 5.04 CONFIDENTIALITY. The parties acknowledge that Millennium and COR have previously executed a Mutual Confidentiality Agreement dated as of August 30, 2001 (the "Confidentiality Agreement"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms, except as expressly modified herein.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         Section 6.01 NO SOLICITATION.

                (a) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, COR shall not, nor shall it cause, authorize or permit (provided that with respect to its non-officer employees, the foregoing word "permit" shall be deemed to mean "knowingly permit") any of its Subsidiaries or Affiliates or any of its or their directors, employees, officers, investment bankers, attorneys, accountants or other advisors or representatives (collectively, "Representatives") to, directly or indirectly: (i) solicit, initiate, or encourage any inquiries or proposals that constitute, or could reasonably be expected to lead to, a proposal or offer for a merger, consolidation, business combination, sale of substantial assets, tender or exchange offer, share exchange, sale of shares of capital stock or similar transaction involving COR or any of its Subsidiaries, other than the transactions with Millennium contemplated by this Agreement and issuances of capital stock expressly permitted by Section 5.01(d) above (any of the foregoing inquiries or proposals being referred to in this Agreement as an "Acquisition Proposal"; provided, however, that an inquiry or proposal shall not be deemed to be an Acquisition Proposal if (W) it is unsolicited by COR or any of its Subsidiaries or Affiliates or any of its or their Representatives,
(X) it involves less than 1% of the outstanding shares of COR Common Stock, (Y) it is received by a non-officer employee of COR or an individual separately retained as a sales representative of COR acting in his capacity as such, and
(Z) COR upon becoming aware of such inquiry or proposal, or such person receiving such inquiry or proposal immediately upon becoming aware that such inquiry or proposal is otherwise subject to this Section 6.01, notifies the maker of such inquiry or proposal that such inquiry or proposal, and any further communications related thereto, are prohibited by the terms of this Section 6.01 and thereupon ceases any further communications in violation of this Section 6.01), (ii) engage in negotiations or discussions concerning, or provide any non-public information to any person or entity relating to, any Acquisition Proposal, (iii) subject to applicable law and the satisfaction of the conditions set forth in the proviso clause of the second sentence of Section 6.05(a), withdraw or modify or propose to withdraw or modify the approval of the Merger by the COR Board of Directors or the recommendation by the COR Board of Directors of the adoption of this Agreement and the approval of the Merger, (iv)
(A) amend or grant any waiver or release under any standstill or similar agreement with respect to any COR Common Stock, (B) amend or grant any waiver or release or approve any transaction or redeem rights under the COR Rights Plan (except as provided for under Section 3.27), (C) approve any transaction under
Section 203 of the DGCL or under Article SIXTH of COR's Certificate of Incorporation, or (D) approve of any person's becoming an "interested stockholder" under Section 203 of the DGCL or under Article SIXTH of COR's Certificate of Incorporation, (v) approve, agree to or recommend any Acquisition Proposal, or (vi) enter into any agreement, letter of intent or similar document or contract relating to any Acquisition Proposal other than a confidentiality agreement referred to in clause (A)(2) below; PROVIDED, HOWEVER, that so long as COR and its Subsidiaries have not breached this Section 6.01 in a manner that resulted in its receipt of the unsolicited bona fide written Acquisition Proposal referred to in the immediately following clause (A), or otherwise breached this Section 6.01 in any material respect, nothing contained in this Agreement shall prevent COR or its Board of Directors, from:

                         (A) furnishing non-public information to, or entering
into discussions or negotiations with, any person or entity in connection with an unsolicited bona fide written Acquisition Proposal that would result in the acquisition of all of the combined voting power of the shares of COR then outstanding or all or substantially all of the consolidated assets of COR and its Subsidiaries by such person or entity, if and only to the extent that:

                             (1) the Board of Directors of COR believes in good
faith (after consultation with its financial advisor) that such Acquisition Proposal is reasonably capable of being completed on the terms proposed and would, if consummated on such terms, result in a transaction more favorable than the transaction contemplated by this Agreement (or any counterproposal by Millennium), after taking into account all relevant factors, including the risk of non-consummation of such other Acquisition Proposal or counterproposal (any such more favorable Acquisition Proposal being referred to in this Agreement as a "Superior Proposal") and COR's Board of Directors determines in good faith after consultation with outside legal counsel that such action is necessary for such Board of Directors to comply with its fiduciary duties to stockholders under applicable law;

                             (2) prior to furnishing such non-public information
to, or entering into discussions or negotiations with, such person or entity, such Board of Directors receives from such person or entity an executed confidentiality agreement with customary terms and provisions (which such agreement shall not interfere with the ability of Millennium to make, and of COR to accept, a counterproposal); and

                             (3) prior to furnishing such information or
discussing or negotiating a Superior Proposal with the person making such Superior Proposal, COR provides Millennium with at least three business days' prior notice thereof; or

                         (B) complying with Rule 14d-9 and 14e-2 promulgated
under the Exchange Act with regard to an Acquisition Proposal.

                (b) COR will, and will cause its Representatives to, immediately cease any and all discussions, negotiations or activities prohibited under
Section 6.01(a) existing as of the date of this Agreement as to any Acquisition Proposal with any parties conducted heretofore and will use commercially reasonable efforts to obtain the return of any confidential information furnished to any such parties.

                (c) COR shall notify Millennium promptly (and in no event more than 24 hours) after receipt by COR (directly or through its advisors) of any Acquisition Proposal or any request for nonpublic information in connection with an Acquisition Proposal or for access to the properties, books or records of COR by any person or entity that informs COR that it is considering making, or has made, an Acquisition Proposal. Such notice shall be made orally and in writing and shall indicate in detail the identity of the offeror and the material terms and conditions of such proposal, inquiry or contact. COR shall continue to keep Millennium informed, on a prompt and current basis, of the status of any such discussions or negotiations and the terms being discussed or negotiated. Nothing in this Section 6.01(c) shall be deemed to modify COR's obligations under
Section 6.01(a) above.

                (d) Nothing in this Section 6.01 shall (i) permit COR to terminate this Agreement (except as specifically provided in Section 8.01 hereof), (ii) permit COR to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed by COR that during the term of this Agreement, COR shall not enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than (i) a confidentiality agreement of the type referred to in Section 6.01(a) above or (ii) as expressly set forth in Section 6.01(e))) or
(iii) affect any other obligation of COR under this Agreement.

                (e) Notwithstanding the foregoing provisions of this Section 6.01, if the conditions of subparagraphs (A)(1), (2) and (3) of Section 6.01(a) have been satisfied and COR then has the right to terminate this Agreement pursuant to Section 8.01(g), then COR may, in connection with the termination by it of this Agreement pursuant to Section 8.01(g), take any of the actions described in clauses (iii), (iv), (v) and (vi) of Section 6.01(a) contemporaneously with the termination of this Agreement pursuant to Section 8.01(g) and the payment to Millennium of the fee described in Section 8.03(c).

         Section 6.02 PROXY STATEMENT/PROSPECTUS; REGISTRATION STATEMENT.

                (a) As promptly as practical after the execution of this Agreement, Millennium and COR shall prepare and file with the SEC the Joint Proxy Statement, and Millennium, in cooperation with COR, shall prepare and file with the SEC the Registration Statement, in which the Joint Proxy Statement will be included as a prospectus. Millennium and COR shall respectively use commercially reasonable efforts to file with the SEC the Joint Proxy Statement within 45 days of the date hereof. Millennium and COR shall respectively use commercially reasonable efforts to cause the Registration Statement to become effective under the Securities Act and any applicable state securities laws as soon after such filing as practicable. Each of Millennium and COR will respond to any comments of the SEC and will use its respective commercially reasonable efforts to have the Joint Proxy Statement cleared by the SEC and the Registration Statement declared effective under the Securities Act as promptly as practicable after such filings and will cause the Joint Proxy Statement and the prospectus contained with the Registration Statement to be mailed to its stockholders at the earliest practicable time after both the Joint Proxy Statement is cleared by the SEC and the Registration Statement is declared effective under the Securities Act. Each of Millennium and COR will notify the other promptly upon the receipt of any comments from the SEC or its staff or any other government officials and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Joint Proxy Statement or any filing pursuant to Section 6.02(b) or for additional information and will supply the other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Joint Proxy Statement, the Merger or any filing pursuant to Section 6.02(b). Each of Millennium and COR will cause all documents that it is responsible for filing with the SEC or other regulatory authorities under this Section 6.02 to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Joint Proxy Statement, the Registration Statement or any filing pursuant to Section 6.02(b), Millennium or COR, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of Millennium and/or COR, such amendment or supplement.

                (b) Each of Millennium and COR shall make all filings it is required to make with respect to the Merger under the Securities Act, the Exchange Act, applicable state blue sky laws and the rules and regulations thereunder.

         Section 6.03 NASDAQ QUOTATION. Each of Millennium and COR agrees to use commercially reasonable efforts to continue the quotation of its common stock on the Nasdaq National Market until the first to occur of the Effective Time or the termination of this Agreement.

         Section 6.04 ACCESS TO INFORMATION. Upon reasonable notice COR and Millennium shall (and shall cause their respective Subsidiaries to) afford to each other's Representatives, reasonable access, during normal business hours (in a manner that does not unreasonably disrupt or interfere with business operations) during the period prior to the Effective Time, to all its personnel, properties, books, contracts, commitments and records and, during such period, COR and Millennium shall (and shall cause their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and
(b) all other information concerning its business, properties and personnel as the other may reasonably request, including the results of any pre-clinical or clinical trials. Unless otherwise required by law, Millennium and COR will hold any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement. No information or knowledge obtained in any investigation pursuant to this Section 6.04 or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

         Section 6.05 STOCKHOLDERS MEETINGS.

                (a) COR, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date on which the Registration Statement becomes effective the COR Meeting for the purpose of voting to adopt this Agreement and approve the Merger (the "COR Voting Proposal"). The Board of Directors of COR shall (i) subject to applicable law, recommend approval and adoption of the COR Voting Proposal by the stockholders of COR and include in the Joint Proxy Statement such recommendation (ii) not withdraw or modify such recommendation, and (iii) take all reasonable and lawful action to solicit and obtain such approval; provided, however, that the Board of Directors of COR may withdraw or modify such recommendation if (but only if) such Board of Directors after consultation with its outside legal counsel determines that it is required, in order to comply with its fiduciary duties to stockholders under applicable law, to withdraw or modify its recommendation as to the adoption of this Agreement and the approval of the Merger.

                (b) Millennium, acting through its Board of Directors, shall, subject to and in accordance with applicable law and its Certificate of Incorporation and By-Laws, promptly and duly call, give notice of, convene and hold as soon as practicable following the date on which the Registration Statement becomes effective, the Millennium Meeting for the purpose of voting to approve the issuance of the shares of Millennium Common Stock to be issued in the Merger (the "Millennium Voting Proposal"). The Board of Directors of Millennium shall (i) recommend approval of the Millennium Voting Proposal and include in the Joint Proxy Statement such recommendation (ii) not withdraw or modify such recommendation, and (iii) take all reasonable and lawful action to solicit and obtain such approval; provided that Millennium may withdraw or modify such recommendation if the Board of Directors after consultation with its outside legal counsel determines that it is required to do so to comply with its fiduciary duties to stockholders under applicable law. Millennium, as sole stockholder of Sub, shall approve this Agreement.

                (c) The persons listed on SCHEDULE 6.05(c) have each executed and delivered a COR Voting Agreement to Millennium and Sub concurrently with the signing of this Agreement.

                (d) The persons listed on SCHEDULE 6.05(d) have each executed and delivered a Millennium Voting Agreement to COR concurrently with the signing of this Agreement.

                (e) Each of COR and Millennium shall retain a proxy solicitation firm reasonably acceptable to the other party for assistance in connection with the solicitation of proxies for the COR Meeting and the Millennium Meeting, respectively.

                (f) Unless otherwise mutually agreed by Millennium and COR, Millennium and COR shall coordinate and cooperate with respect to the timing of the Stockholders Meetings contemplated by this Section 6.05 and shall use commercially reasonable efforts to hold such meetings at the same time and on the same date.

         Section 6.06 LEGAL CONDITIONS TO MERGER.

                (a) Subject to the terms hereof, including Section 6.06(b), COR and Millennium shall use their respective commercially reasonable efforts to take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary and proper under applicable law to consummate and make effective the Merger and the other transactions contemplated hereby as promptly as practicable, including to (i) obtain from any Governmental Entity or any other third party any consents, licenses, permits (including any re-issuances thereof), waivers, approvals, authorizations, or orders required to be obtained or made by COR or Millennium or any of their Subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated hereby including the Merger, (ii) as promptly as practicable, make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement and the Merger required under (A) the Securities Act and the Exchange Act, and any other applicable federal or state securities laws, (B) the HSR Act and any related governmental request thereunder, and (C) any other applicable law and (iii) execute or deliver any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement. COR and Millennium shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. COR and Millennium shall use their respective commercially reasonable efforts to furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law (including all information required to be included in the Joint Proxy Statement and the Registration Statement) in connection with the transactions contemplated by this Agreement. For avoidance of doubt, Millennium and COR agree that if and to the extent the requirements of Section 6.06(a) and Section 6.06(b) are not consistent with each other, the requirements of Section 6.06(b) shall control.

                (b) Subject to the terms hereof, Millennium and COR agree, and shall cause each of their respective Subsidiaries, to cooperate and to use their respective commercially reasonable efforts to obtain any government clearances or approvals required for Closing under the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, the Federal Trade Commission Act, as amended, and any other federal, state or foreign law or, regulation or decree designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization or restraint of trade (collectively "Antitrust Laws") and to respond to any government requests for information under any Antitrust Law. The parties hereto will consult and cooperate with one another, and consider in good faith the views of one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with proceedings under or relating to any Antitrust Law. Millennium shall be entitled to direct any proceedings or negotiations with any Governmental Entity relating to any of the foregoing, provided that it shall afford COR a reasonable opportunity to participate therein. Notwithstanding anything to the contrary in this Section 6.06, (A) neither Millennium nor any of its Subsidiaries shall be required, except to the extent it determines to do so in its sole discretion, to
(i) divest, or grant to any third party any rights in, any of their respective businesses, product lines or assets or (ii) take or agree to take any other action, or agree to any limitation that is reasonably likely, individually or in the aggregate, to have a Millennium Material Adverse Effect or an COR Material Adverse Effect after the Effective Time, and (B) COR shall not be required, except to the extent it determines to do so in its sole discretion, to divest, or grant to any third party any rights in, Integrilin(R).

                (c) Each of COR and Millennium shall give (or shall cause their respective Subsidiaries to give) any notices to third parties, and use, and cause their respective Subsidiaries to use, their commercially reasonable efforts to obtain any third party consents related to or required in connection with the Merger that are (A) necessary to consummate the transactions contemplated hereby, (B) disclosed or required to be disclosed in the COR Disclosure Schedule or the Millennium Disclosure Schedule, as the case may be, or (C) required to prevent an COR Material Adverse Effect or a Millennium Material Adverse Effect from occurring prior to or after the Effective Time.

         Section 6.07 PUBLIC DISCLOSURE. Except as required by law, (i) the press release announcing the execution of this Agreement shall be issued only in such form as shall be mutually agreed upon by COR and Millennium and (ii) Millennium and COR shall each use its commercially reasonable efforts to consult with the other party before issuing any other press release or otherwise making any public statement with respect to the Merger or this Agreement and shall not issue any such press release or make any such public statement prior to using such efforts.

         Section 6.08 TAX-FREE REORGANIZATION. Millennium, Sub and COR shall each use its commercially reasonable efforts to cause the Merger to be treated as a reorganization within the meaning of Section 368(a) of the Code. The parties hereto hereby adopt this Agreement as a plan of reorganization.

         Section 6.09 AFFILIATE AGREEMENTS. Upon the execution of this Agreement, COR will provide Millennium with a list of those persons who may be deemed to be "affiliates" of COR within the meaning of Rule 145 (each such person is referred to as an "Affiliate") promulgated under the Securities Act ("Rule 145"). COR shall provide Millennium such information and documents as Millennium shall reasonably request for purposes of reviewing such list and shall notify Millennium in writing regarding any change in the identity of its Affiliates prior to the Closing Date. COR has delivered or caused to be delivered to Millennium, prior to the execution of this Agreement, from each of its Affiliates, an executed Affiliate Agreement, in substantially the form appended hereto as EXHIBIT D (collectively, the "Affiliate Agreements"). Millennium shall be entitled to place appropriate legends on the certificates evidencing any Millennium Common Stock to be received by such Affiliates of COR pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the

Millennium Common Stock, consistent with the terms of the Affiliate Agreements; provided that such legend shall be removed by delivery of a substitute certificate without such legend under the circumstances described in the Affiliate Agreements.

         Section 6.10 NASDAQ LISTING. Millennium shall use commercially reasonable efforts to cause the shares of Millennium Common Stock to be issued in the Merger, upon the exercise of COR Stock Options assumed in connection with the Merger and upon the conversion of the COR Convertible Notes to be listed on the Nasdaq National Market, subject to official notice of issuance, on or prior to the Closing Date.

         Section 6.11 STOCK PLANS.

                (a) At the Effective Time, by virtue of the Merger and without any action on the part of any holder of a COR Stock Option, the COR Stock Plans and COR Stock Options shall be assumed by Millennium. At the Effective Time, each COR Stock Option, whether vested or unvested, shall be deemed to constitute an option or warrant to acquire, on the same terms and conditions as were applicable under such COR Stock Option, the same number of shares of Millennium Common Stock as the holder of such COR Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such COR Stock Option in full immediately prior to the Effective Time (rounded downward to the nearest whole number), at a price per share (rounded upward to the nearest whole cent) equal to (y) the aggregate exercise price for the shares of COR Common Stock purchasable pursuant to such COR Stock Option immediately prior to the Effective Time divided by (z) the number of full shares of Millennium Common Stock deemed purchasable pursuant to such COR Stock Option in accordance with the foregoing. At the request of Millennium, the Board of Directors of COR shall cooperate with Millennium to take all necessary actions, pursuant to the COR Stock Plans and the instruments evidencing the COR Stock Options, to provide for the conversion of the COR Stock Options in accordance with this Section, and to provide that no consent of the holders of the COR Stock Options is required in connection with such conversion. Millennium shall use reasonable efforts to cause any assumed COR Stock Options that qualify as "incentive stock options" as defined in
Section 422 of the Code immediately prior to the Effective Time to continue to so qualify immediately after the Effective Time; provided, however, that Millennium shall have no liability to a holder of any such options, or any other party, if an assumed COR Stock Option (or any part thereof) does not qualify as an incentive stock option for any reason.

                (b) As soon as practicable after the Effective Time, Millennium shall deliver to the participants in COR Stock Plans appropriate notice setting forth such participants' rights pursuant thereto.

                (c) At or prior to the Effective Time, Millennium shall take all corporate action necessary to authorize and reserve for issuance at all times a sufficient number of shares of Millennium Common Stock for delivery under the COR Stock Plans and COR Convertible Notes. As soon as practicable (or in any event within five business days) after the Effective Time, Millennium shall file a registration statement on Form S-8 (or any successor or other appropriate forms), or another appropriate form with respect to the shares of Millennium Common Stock subject to the COR Stock Options and shall use its best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as such options remain outstanding.

                (d) COR shall terminate the 1991 Employee Stock Purchase Plan (the "ESPP") in accordance with its terms immediately prior to the Effective Time and the participants in the ESPP shall be permitted to exercise any then outstanding options thereunder at such time.

         Section 6.12 INDEMNIFICATION.

                (a) From and after the Effective Time, Millennium shall, for a period of six years after the Effective Time, cause the Surviving Corporation to honor all of COR's obligations to indemnify and hold harmless (including any such obligations to advance expenses as incurred) each present and former director and officer of COR (the "Indemnified Parties"), against any costs or expenses (including attorneys' fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the extent that the Indemnified Parties would have been entitled to be so indemnified and held harmless pursuant to the terms of contracts or other documents in existence on the date of this Agreement.

                (b) From and after the Effective Time, Millennium shall, for a period of six years after the Effective Time, cause the Surviving Corporation to maintain (to the extent available in the market) in effect a directors' and officers' liability insurance policy covering those persons who are currently covered by COR's directors' and officers' liability insurance policy (a true and complete copy of which has been heretofore delivered to Millennium) with coverage in amount and scope in all material respects at least as favorable to such persons as COR's existing coverage; PROVIDED, HOWEVER, that in no event shall Millennium or the Surviving Corporation be required to expend in excess of 200% the annual premium currently paid by COR for such coverage.

                (c) Millennium shall pay all expenses, including reasonable attorneys fees, that may be incurred by the persons referred to in this Section
6.12 in connection with their successful enforcement of their rights provided in this Section 6.12.

         Section 6.13 NOTIFICATION OF CERTAIN MATTERS. Millennium will give prompt notice to COR, and COR will give prompt notice to Millennium, upon becoming aware of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time, or (b) any material failure of Millennium or Sub or COR, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this Section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the conditions to such party's obligation to consummate the Merger.

         Section 6.14 STOCKHOLDER LITIGATION. Until the earlier of the termination of this Agreement in accordance with its terms or the Effective Time, COR shall give Millennium the opportunity to participate in the defense or settlement of any stockholder litigation against COR or its Board of Directors relating to this Agreement or any of the transactions contemplated by this Agreement, and shall not settle any such litigation without Millennium's prior written consent.

         Section 6.15 EMPLOYEE MATTERS. As promptly as practicable after the Effective Time, Millennium shall enroll persons who are, immediately before the Effective Time, employees of COR or its Subsidiaries ("COR Employees") in Millennium's employee benefit plans, to the extent applicable, including its medical plan, dental plan, life insurance plan and disability plan, under the same coverage applicable to similarly situated employees of Millennium, giving such COR Employees service credit for their employment with COR for eligibility and vesting purposes for all of Millennium's employee benefit plans (including health coverage and vacation plans), as if such service had been performed with Millennium and waiving any preexisting condition exclusion with respect to Millennium's medical plan, to the extent that such preexisting condition would have been covered under COR's plan. Notwithstanding the foregoing, if it is not reasonably practicable for COR Employees to be enrolled in any one or more of Millennium's employee benefit plans, due to geographic location or otherwise, Millennium shall continue to enroll such COR Employees in the corresponding COR Plan in which such COR Employees are enrolled as of the Effective Time or in a reasonably comparable plan. Millennium shall use commercially reasonable efforts to credit each COR Employee with deductible payments and co-payments paid by such COR Employee under COR's healthcare plans in 2002 prior to the Effective Time for purposes of determining the extent to which any such COR Employee has satisfied his or her deductible and whether he or she has reached the out-of-pocket maximum under Millennium's medical plan for such plan year. Millennium shall give credit to each COR Employee that becomes an employee of Millennium for earned but unused vacation and accrued vacation. Nothing in this
Section 6.15 shall prevent Millennium from modifying or terminating any Millennium employee benefit plan (including a COR benefit plan which is continued after the Effective Time) at any time and from time to time in its sole determination.

         Section 6.16 401(k) PLAN. Except as otherwise requested by Millennium, at least one business day prior to the Effective Time, COR shall take all action required to terminate any 401(k) Plan maintained by COR or any ERISA Affiliate (individually or together, the "COR 401(k) Plan") in accordance with its terms and applicable law, including ERISA and the Code. Without limiting the generality of Section 6.15, all COR Employees who are participants in the COR 401(k) Plan as of the date the COR 401(k) Plan is terminated shall become eligible to participate in the Millennium 401(k) plan (the "Millennium 401(k) Plan") as soon as administratively feasible following the Effective Time.

         Section 6.17 EXEMPTION FROM LIABILITY UNDER SECTION 16(b).

                (a) The board of directors of Millennium, or a committee thereof consisting solely of non-employee directors (as such term is defined for purposes of Rule 16b-3(d) under the Exchange Act), shall adopt a resolution in advance of the Effective Time providing that the receipt by the COR Insiders (as defined below) of Millennium Common Stock in exchange for shares of COR Common Stock, and of options to purchase Millennium Common Stock upon assumption and conversion of COR Stock Options, in each case pursuant to the transactions contemplated hereby and to the extent such securities are listed in the Section 16 Information (as defined below), is intended to be exempt pursuant to Rule 16b-3 under the Exchange Act.

                (b) For purposes of Section 6.17(a), "Section 16 Information" shall mean information regarding the COR Insiders and the number of shares of COR Common Stock or other COR equity securities deemed to be beneficially owned by each such COR Insider and expected to be exchanged for Millennium Common Stock, and options to purchase Millennium Common Stock, in each case, in connection with the Merger, which shall be provided by COR to Millennium at least 20 business days prior to the Closing.

                (c) For purposes of Section 6.17(a), "COR Insiders" shall mean those officers and directors of COR who immediately after the Closing become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to equity securities of Millennium as a result of their positions with Millennium immediately after the Closing.

         Section 6.18 BOARD REPRESENTATION. Subject to applicable law, Millennium shall take all action as may be required such that upon the Effective Time, Vaughn M. Kailian, Ginger L. Graham, Ernest Mario and Shaun R. Coughlin shall be elected by the Board of Directors of Millennium as Class I director, Class I director, Class II director and Class III director, respectively, to the extent such persons are willing and able to so serve.

         Section 6.19 INDENTURES. COR and Millennium shall take all actions as shall be required by the indentures for the COR Convertible Notes in connection with the transactions contemplated by this Agreement, including the execution and delivery of supplemental indentures and related officers' certificates and related opinions of counsel simultaneously with the Closing. Immediately following the Effective Time, Millennium will enter into a supplemental indenture with the trustees of the COR Convertible Notes pursuant to which Millennium will provide a full and unconditional guarantee of COR's obligations under the COR Convertible Notes.


                                  ARTICLE VII

                              CONDITIONS TO MERGER

         Section 7.01 CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

                (a) STOCKHOLDER APPROVALS. The COR Voting Proposal shall have been approved and adopted by the affirmative vote of the holders of a majority of the shares of COR Common Stock outstanding on the record date for the COR Meeting and the Millennium Voting Proposal shall have been approved by the affirmative vote of the holders of a majority of the shares of Millennium Common Stock voted at the Millennium Meeting at which a quorum is present.

                (b) HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                (c) GOVERNMENTAL APPROVALS. Other than the filing provided for by Section 1.02, all authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity in connection with the Merger and the consummation of the other transactions contemplated hereby, the failure of which to file, obtain or occur is reasonably likely to have a Millennium Material Adverse Effect or an COR Material Adverse Effect, shall have been filed, been obtained or occurred.

                (d) REGISTRATION STATEMENT; JOINT PROXY STATEMENT/PROSPECTUS. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose, and no similar proceeding with respect to the Joint Proxy Statement/Prospectus, shall have been initiated or threatened in writing by the SEC or its staff.

                (e) NO INJUNCTIONS. No Governmental Entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any order, executive order, stay, decree, judgment or injunction (each an "Order") or statute, rule or regulation which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

                (f) NASDAQ. The shares of Millennium Common Stock to be issued in the Merger, upon the exercise of COR Stock Options assumed in connection with the Merger and upon the conversion of the COR Convertible Notes shall have been approved for listing on the Nasdaq National Market, subject only to official notice of issuance.

         Section 7.02 ADDITIONAL CONDITIONS TO OBLIGATIONS OF MILLENNIUM AND SUB. The obligations of Millennium and Sub to effect the Merger are subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived in writing exclusively by Millennium and
Sub:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of COR set forth in this Agreement shall be true and correct (X) as of the date of this Agreement and (Y) (except to the extent such representations and warranties speak as of an earlier date) as of the Effective Time as though made at and as of the Effective Time, except (i) in the case of clause (Y), for changes expressly contemplated by this Agreement and (ii) in the case of both clauses (X) and (Y) where the failures to be true and correct, individually or in the aggregate and (except with respect to the first sentence of Section 3.13(a), Section 3.19(b) and the second sentence of Section 3.23) without regard to any qualifications as to materiality or COR Material Adverse Effect contained in such representations and warranties, have not had and are not reasonably likely to have a COR Material Adverse Effect; and Millennium shall have received a certificate signed on behalf of COR by the chief executive officer and the chief financial officer of COR to such effect.

                (b) PERFORMANCE OF OBLIGATIONS OF COR. COR shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date; and Millennium shall have received a certificate signed on behalf of COR by the chief executive officer and the chief financial officer of COR to such effect.

                (c) TAX OPINION. Millennium shall have received a written opinion from Hale and Dorr LLP, counsel to Millennium, to the effect that the Merger will be treated for federal income tax purposes as a tax-free reorganization within the meaning of Section 368(a) of the Code; provided that if Hale and Dorr LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Cooley Godward LLP renders such opinion to Millennium (it being agreed that Millennium and COR shall each provide reasonable cooperation, including making representations, to Hale and Dorr LLP or Cooley Godward LLP, as the case may be, as the law firm rendering such opinion may reasonably request in order to enable them to render such opinion).

                (d) THIRD PARTY CONSENTS. COR shall have obtained each consent or approval of any third party (other than a Governmental Entity) required in connection with the Merger or the consummation of the other transactions contemplated hereby, the failure of which to obtain, individually or in the aggregate, is reasonably likely to have an COR Material Adverse Effect.

                (e) NO RESTRAINTS. Except as would not, individually or in the aggregate, reasonably be expected to result in a COR Material Adverse Effect or a Millennium Material Adverse Effect, there shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Millennium or any of its Subsidiaries of all or any portion of the business of COR or any of its Subsidiaries or of Millennium or any of its Subsidiaries or to compel Millennium or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of COR or any of its Subsidiaries or of Millennium or any of its Subsidiaries, (ii) seeking to impose or confirm limitations on the ability of Millennium or any of its Subsidiaries effectively to exercise full rights of ownership of the shares of COR Common Stock (or shares of stock of the Surviving Corporation) including the right to vote any such shares on any matters properly presented to stockholders or (iii) seeking to require divestiture by Millennium or any of its Subsidiaries of any such shares.

                (f) RESIGNATIONS. Millennium shall have received copies of the resignations, effective as of the Effective Time, of each director of COR and its Subsidiaries.

         Section 7.03 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COR. The obligation of COR to effect the Merger is subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by COR:

                (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Millennium and Sub set forth in this Agreement shall be true and correct (X) as of the date of this Agreement and (Y) (except to the extent such representations speak as of an earlier date) as of the Effective Time as though made at and as of the Effective Time, except (i) in the case of clause (Y), for changes expressly contemplated by this Agreement and (ii) in the case of both clauses (X) and (Y) where the failures to be true and correct, individually or in the aggregate and without regard to any qualifications as to materiality or Millennium Material Adverse Effect contained in such representations and warranties, have not had and are not reasonably likely to have a Millennium Material Adverse Effect; and COR shall have received a certificate signed on behalf of Millennium by the chief executive officer or the chief financial officer of Millennium to such effect.

                (b) PERFORMANCE OF OBLIGATIONS OF MILLENNIUM AND SUB. Millennium and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and COR shall have received a certificate signed on behalf of Millennium by the chief executive officer or the chief financial officer of Millennium to such effect.

                (c) TAX OPINION. COR shall have received the opinion of Cooley Godward LLP, counsel to COR, to the effect that the Merger will be treated for Federal income tax purposes as a tax-free reorganization within the meaning of
Section 368(a) of the Code; provided that if Cooley Godward LLP does not render such opinion, this condition shall nonetheless be deemed satisfied if Hale and Dorr LLP renders such opinion to COR (it being agreed that Millennium and COR shall each provide reasonable cooperation, including making representations, to Cooley Godward LLP or Hale and Dorr LLP, as the case may be, as the law firm rendering such opinion may reasonably request in order to enable them to render such opinion).

                (d) NO RESTRAINTS. Except as would not, individually or in the aggregate, reasonably be expected to result in a COR Material Adverse Effect or a Millennium Material Adverse Effect, there shall not be instituted or pending any action or proceeding by any Governmental Entity (i) seeking to restrain, prohibit or otherwise interfere with the ownership or operation by Millennium or any of its Subsidiaries of all or any portion of the business of COR or any of its Subsidiaries or of Millennium or any of its Subsidiaries or to compel Millennium or any of its Subsidiaries to dispose of or hold separate all or any portion of the business or assets of COR or any of its Subsidiaries or of Millennium or any of its Subsidiaries, (ii) seeking to impose or confirm limitations on the ability of Millennium or any of its Subsidiaries effectively to exercise full rights of ownership of the shares of COR Common Stock (or shares of stock of the Surviving Corporation) including the right to vote any such shares on any matters properly presented to stockholders or (iii) seeking to require divestiture by Millennium or any of its Subsidiaries of any such shares.

                                  ARTICLE VIII

                            TERMINATION AND AMENDMENT

         Section 8.01 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time (with respect to Sections 8.01(b) through 8.01(g), by written notice by the terminating party to the other party), whether before or after approval of the matters presented in connection with the Merger by the stockholders of COR or Millennium:

                (a) by mutual written consent of Millennium and COR; or

                (b) by either Millennium or COR if the Merger shall not have been consummated on or before June 30, 2002 (the "Outside Date") (provided that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure of the Merger to occur on or before the Outside Date); or

                (c) by either Millennium or COR if a Governmental Entity of competent jurisdiction shall have issued a nonappealable final order, decree or ruling or taken any other nonappealable final action, in each case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger; or

                (d) by Millennium or COR:

                  (i) if the COR Meeting (including any adjournment or postponement) shall have been held and completed, and the required approval of stockholders as contemplated by this Agreement shall not have been obtained by reason of a failure to obtain the requisite vote of the stockholders of COR in favor of the COR Voting Proposal; or

                  (ii) if the Millennium Meeting (including any adjournment or postponement), shall have been held and completed and the required approval of stockholders as contemplated by this Agreement shall not have been obtained by reason of a failure to obtain the requisite vote of the stockholders of Millennium in favor of the Millennium Voting Proposal

(provided that the right to terminate this Agreement under this Section 8.01(d) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the principal cause of or resulted in the failure to obtain the approval of the COR Voting Proposal or Millennium Voting Proposal, as applicable); or

                (e) by Millennium, if (i) the Board of Directors of COR shall have failed to recommend approval of the COR Voting Proposal in the Joint Proxy Statement or shall have withdrawn or modified its recommendation of the COR Voting Proposal; (ii) Millennium requests in writing that the Board of Directors of COR reconfirm its recommendation of this Agreement or the Merger and the Board of Directors of COR fails to do so within five business days after its receipt of Millennium's request; (iii) the Board of Directors of COR shall have approved or recommended to the stockholders of COR an Acquisition Proposal (other than the Merger); (iv) a tender offer or exchange offer for outstanding shares of COR Common Stock is commenced (other than by Millennium or an Affiliate of Millennium) and the Board of Directors of COR recommends that the stockholders of COR tender their shares in such tender or exchange offer or, within 10 days after such tender or exchange offer, fails to recommend against acceptance of such offer or takes no position with respect to the acceptance thereof; or (v) COR knowingly and materially breaches any of its obligations under Sections 6.01, 6.02 or 6.05 (provided, however, that in the case of a breach under Section 6.02 or 6.05, such breach shall not have been, or is not capable of being, cured prior to the earlier of the day preceding the Outside Date or 30 days after written notice of such breach from Millennium (which written notice shall include a reasonably detailed description of the facts and circumstances surrounding such breach)); or

                (f) by COR, if (i) the Board of Directors of Millennium shall have failed to recommend approval of the Millennium Voting Proposal in the Joint Proxy Statement or shall have withdrawn or modified its recommendation of the Millennium Voting Proposal; (ii) COR requests in writing that the Board of Directors of Millennium reconfirm its recommendation of the Millennium Voting Proposal and the Board of Directors of Millennium fails to do so within five business days after its receipt of COR's request; or (iii) Millennium knowingly and materially breaches any of its obligations under Sections 6.02 or 6.05 (provided, however, that in the case of a breach under Section 6.02 or 6.05, such breach shall not have been, or is not capable of being, cured prior to the earlier of the day preceding the Outside Date or 30 days after written notice of such breach from COR (which written notice shall include a reasonably detailed description of the facts and circumstances surrounding such breach)); or

                (g) by COR if contemporaneously with such termination COR bona fide intends to enter into a binding written agreement for a Superior Proposal; provided that:

                  (i) COR and its Subsidiaries shall not have breached Section
         6.01 in a manner that resulted in its receipt of such Superior Proposal or otherwise breached Section 6.01 in any material respect;

                  (ii) COR shall have (1) notified Millennium in writing of COR's receipt of such Superior Proposal, (2) further notified Millennium in writing that COR intends to enter into a binding agreement with respect to such Superior Proposal, subject to clause
         (iii) below, and (3) provided Millennium together with the notice set forth in clause (2) a true and complete copy of the current written version of such Superior Proposal (or a summary containing all material terms and conditions of such Superior Proposal);

                  (iii) Millennium does not make, within three business days after receipt of COR's written notice pursuant to clause (ii)(2) above, an offer that the Board of Directors of COR shall have concluded in good faith (after consultation with its financial advisor and after taking into account all relevant factors, including the risk of non-consummation of the Superior Proposal and Millennium's counterproposal) is as favorable to the stockholders of COR as such Superior Proposal; and

                  (iv) COR shall not later than the time of termination have paid Millennium the termination fee required by Section 8.03(c)(iii); or

                (h) by Millennium or COR, if there has been a breach of any representation, warranty, covenant or agreement on the part of the other party set forth in this Agreement, which breach (i) causes the conditions set forth in
Section 7.02(a) or (b) (in the case of termination by Millennium) or 7.03(a) or
(b) (in the case of termination by COR) not to be satisfied, and (ii) shall not have been, or is not capable of being, cured within 30 days after written notice of such breach from the terminating party (which written notice shall include a reasonably detailed description of the facts and circumstances surrounding such breach).

         Section 8.02 EFFECT OF TERMINATION. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall immediately become void and there shall be no liability or obligation on the part of Millennium, COR, Sub or their respective officers, directors, stockholders or Affiliates; provided that (i) any such termination shall not limit liability of any party to this Agreement for any breach of this Agreement (which includes the making of any representation or warranty by a party to this Agreement that was not true or accurate when made) occurring prior to termination and (ii) the provisions of Sections 3.28, 4.20, 5.04, 6.04 (second sentence only), 6.07, this Section 8.02, Section 8.03 and
Article IX of this Agreement and the Confidentiality Agreement shall remain in full force and effect and survive any termination of this Agreement.

         Section 8.03 FEES AND EXPENSES.

                (a) Except as set forth in this Section 8.03, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated; provided however, that COR and Millennium shall share equally the filing fee of (i) Millennium's pre-merger notification report under the HSR Act, and (ii) all fees and expenses, other than accountants' and attorneys' fees, incurred with respect to the printing and filing of the Joint Proxy Statement (including any related preliminary materials) and the Registration Statement and any amendments or supplements thereto.

                (b) COR shall pay Millennium up to $3,000,000 as reimbursement for expenses of Millennium actually incurred in connection with the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of Millennium's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Millennium or COR pursuant to Section 8.01(b) if the failure to satisfy the condition set forth in Section 7.02(a) or
(b) by the Outside Date shall have resulted in the Closing not occurring.

                (c) COR shall pay Millennium a termination fee of $75,000,000 upon the first to occur of:

                  (i) the termination of this Agreement by Millennium pursuant to Section 8.01(e);

                  (ii) the termination of this Agreement by Millennium or COR pursuant to Section 8.01(b) or Section 8.01(d)(i) if, (x) prior to such termination, there shall have been publicly announced a proposal for a COR Alternative Transaction (as defined in Section 8.03(i) below) which has not been absolutely and unconditionally withdrawn or abandoned; and
         (y) a COR Alternative Transaction is consummated within nine (9) months after the termination of this Agreement or a definitive agreement for a COR Alternative Transaction is entered into within nine (9) months after the termination of this Agreement and such COR Alternative Transaction is consummated within eighteen (18) months after the termination of this Agreement; or

                  (iii) the termination of this Agreement by COR pursuant to
         Section 8.01(g).

                (d) Millennium shall pay COR up to $3,000,000 as reimbursement for expenses of COR actually incurred in connection with the transactions contemplated by this Agreement prior to termination (including, but not limited to, fees and expenses of COR's counsel, accountants and financial advisors, but excluding any discretionary fees paid to such financial advisors), upon the termination of this Agreement by Millennium or COR pursuant to Section 8.01(b) if the failure to satisfy the condition set forth in Section 7.03(a) or (b) by the Outside Date shall have resulted in the Closing not occurring.

                (e) Millennium shall pay COR a termination fee of $75,000,000 upon the first to occur of:

                  (i) the termination of this Agreement by COR pursuant to
         Section 8.01(f) or

                  (ii) the termination of this Agreement by Millennium or COR pursuant to Section 8.01(b) or Section 8.01(d)(ii) if, (x) prior to such termination, there shall have been publicly announced a proposal or offer for a Millennium Alternative Transaction (as defined in Section 8.03(i) below) which is directly or indirectly contingent upon the Merger not being consummated, which proposal or offer has not been absolutely and unconditionally withdrawn or abandoned; and (y) a Millennium Alternative Transaction is consummated within nine (9) months after the termination of this Agreement or a definitive agreement for a Millennium Alternative Transaction is entered into within nine (9) months after the termination of this Agreement and such Millennium Alternative Transaction is consummated within eighteen (18) months after the termination of this Agreement.

                (f) The expenses payable pursuant to Section 8.03(b), and 8.03(d) shall be paid, by wire transfer of same day funds, within two business days after demand therefor following the first to occur of the events giving rise to the payment obligation described therein.

                (g) The fees payable pursuant to Section 8.03(c) and Section 8.03(e) shall be paid, by wire transfer of same day funds:

                  (i) within two business days after demand therefor following the first to occur of the event giving rise to the payment obligation described therein in the case of Section 8.03(c)(i) or Section 8.03(e)(i);

                  (ii) on the earlier of the date upon which a definitive agreement for a COR Alternative Transaction is entered into or the date upon which a COR Alternative Transaction is consummated in the case of
         Section 8.03(c)(ii);

                  (iii) on the earlier of the date upon which a definitive agreement for a Millennium Alternative Transaction is entered into or the date upon which a Millennium Alternative Transaction is consummated in the case of Section 8.03(e)(ii); and

                  (iv) at the time of COR's delivery of its termination notice in the case of Section 8.03(c)(iii).

                (h) The parties acknowledge that the agreements contained in this Section 8.03 are not meant to constitute a measure of, or in any way limit, curtail or impede the receipt of damages or other remedies with respect to a breach of this Agreement. The provisions of this Section 8.03 are an integral part of the transactions contemplated by this Agreement and without these agreements, the parties would not enter into this Agreement. If one party fails to promptly pay to the other any expense reimbursement or fee due hereunder, the defaulting party shall pay the costs and expenses (including legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee at the publicly announced prime rate of Fleet Bank, N.A. plus two percent per annum, compounded monthly, from the date such expense reimbursement or fee was required to be paid.

                (i) As used in this Agreement, "Alternative Transaction" means with respect to Millennium or COR (as the case may be):

                  (i) a transaction or series of related transactions (including open market or private purchases) pursuant to which any person (or group of persons) other than Millennium or its affiliates (in the case of COR) and other than COR or its affiliates (in the case of Millennium) (a "Third Party"), acquires more than 40% of the outstanding voting securities of COR or Millennium (as the case may be) pursuant to a tender offer, exchange offer or otherwise,

                  (ii) a merger or other business combination with a Third Party in which the stockholders of Millennium or COR (as the case may be) immediately prior to such transaction hold less than 60% of the equity interests in the surviving entity, or if the surviving entity is a Subsidiary, less than 60% of the equity interests of the Parent of the surviving entity, immediately after such merger or other business combination; or

                  (iii) any other transaction pursuant to which any Third Party acquires control of assets (including for this purpose the outstanding equity securities of Subsidiaries of COR or Millennium (as the case may be)) having a fair market value equal to more than 40% of the fair market value of all the consolidated assets of COR or Millennium (as the case may be) and its Subsidiaries immediately prior to such transaction.

         Section 8.04 AMENDMENT. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of COR or of Millennium, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         Section 8.05 EXTENSION; WAIVER. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, with respect to any party that is not an Affiliate, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

                                   ARTICLE IX

                                  MISCELLANEOUS

         Section 9.01 NONSURVIVAL OF REPRESENTATIONS, WARRANTIES AND AGREEMENTS. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the agreements contained in Articles I and II, Sections 6.08,
6.11 (other than the last sentence of Section 6.11(a)), 6.12, 6.15, 6.16, 6.18 and 6.19 and Article IX, the agreements of the Affiliates delivered pursuant to
Section 6.09 and the representations delivered pursuant to Sections 7.02(c) and 7.03(c).

         Section 9.02 NOTICES. All notices, requests, demands, claims and other communications hereunder shall be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly delivered three business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent via a reputable nationwide overnight courier service for next business day delivery, in each case to the intended recipient as set forth below:

                (a) if to Millennium or Sub, to

                    Millennium

                    with a copy to:

                    Hale and Dorr LLP
                    60 State Street
                    Boston, MA  02109
                    Attn: David E. Redlick, Esq.
                    Telecopy:  (617) 526-5000

                (b) if to COR, to

                    COR

                    with a copy to:

                    Cooley Godward LLP
                    5 Palo Alto Square
                    Palo Alto, CA  94306
                    Attn:  Keith Flaum, Esq.
                    Telecopy:  (650) 849-7400

         Any party may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, or ordinary mail but not electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the party for whom it is intended. Any party may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.

         Section 9.03 INTERPRETATION. When a reference is made in this Agreement to Articles or Sections, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The table of contents, table of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases "the date of this Agreement", "the date hereof," and terms of similar import, unless the context otherwise requires, shall be deemed to refer to December 5, 2001. The words "include," "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation." The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

         Section 9.04 COUNTERPARTS. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. This Agreement may be executed and delivered by facsimile transmission.

         Section 9.05 ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement (including the documents and the instruments executed or to be executed by the parties hereto and referred to herein) and the Confidentiality Agreement (a) constitute the entire agreements and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except for the provisions of Sections 6.08, 6.11 (other than the last sentence of Section 6.11(a)), 6.12, 6.15, 6.16, 6.17 and 6.18, which are intended for the benefit of the parties covered thereby, are not intended to confer upon any person other than the parties hereto any rights or remedies hereunder; provided that the Confidentiality Agreement shall remain in full force and effect until the Effective Time.

         Section 9.06 GOVERNING LAW; SUBMISSION TO JURISDICTION. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without regard to any applicable conflicts of law principles. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought exclusively in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 9.02 as to giving notice hereunder shall be deemed effective service of process on such party.

         Section 9.07 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which they are entitled at law or in equity.

         Section 9.08 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns.

         Section 9.09 SEVERABILITY. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         Section 9.10 WAIVER OF JURY TRIAL. EACH OF Millennium, CRIMSON AND SUB HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF Millennium, CRIMSON OR SUB IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         IN WITNESS WHEREOF, Millennium, Sub and COR have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                         Millennium Pharmaceuticals, Inc.



                                         By: /s/ Mark J. Levin
                                            -----------------------------------
                                         Title: Chief Executive Officer
                                               --------------------------------



                                         PGM Corporation



                                         By: /s/ Mark J. Levin
                                            -----------------------------------
                                         Title: President
                                               --------------------------------



                                         COR Therapeutics, Inc.



                                         By: /s/ Vaughn M. Kailian
                                            -----------------------------------
                                         Title: Chief Executive Officer
                                               --------------------------------


         The undersigned, being the duly elected Secretary or Assistant Secretary of PGM Corporation, hereby certifies that this Agreement has been adopted by a majority of the votes represented by the outstanding shares of capital stock of Sub entitled to vote on this Agreement.


----------------------------------
[Secretary or Assistant Secretary]